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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ITERIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
OF ITERIS, INC.
TO BE HELD OCTOBER 11, 2018

To the Stockholders of Iteris, Inc.:

        NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of Iteris, Inc., a Delaware corporation (the "Company"), will be held on October 11, 2018 at 10:00 a.m. Pacific Time, at our principal executive offices located at 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705, for the following purposes, as more fully described in the proxy statement accompanying this Notice:

  1.
  To elect Joe Bergera, Kevin C. Daly, Ph.D., Scott E. Deeter, Gerard M. Mooney, Laura L. Siegal, Thomas L. Thomas and Mikel H. Williams to the Board of Directors, each to hold such office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

  2.
  To approve the amendment and restatement of the Iteris, Inc. 2016 Omnibus Incentive Plan.

  3.
  To approve the amendment of the Company's Restated Certificate of Incorporation to eliminate cumulative voting in the election of directors.

  4.
  To approve the amendment of the Company's Restated Certificate of Incorporation to adopt a majority voting standard for uncontested director elections.

  5.
  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019.

  6.
  To transact any other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        All stockholders are cordially invited to attend the Annual Meeting. All stockholders of record as of the close of business on August 30, 2018 are entitled to notice of and to vote at the Annual Meeting, and at any postponement(s) or adjournment(s) thereof. It is important that all of our stockholders be represented at our Annual Meeting. Whether you plan to attend the Annual Meeting in person or not, we urge you to vote your shares by submitting your proxy as soon as possible. Submitting your proxy card or voting instruction form does not affect your right to vote in person if you attend the Annual Meeting. Also, if you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to sign, date and return each proxy card or voting instruction form to ensure that all of your shares are voted.

Santa Ana, California September 6, 2018	BY ORDER OF THE BOARD OF DIRECTORS

Joe Bergera Chief Executive Officer

        YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY PROXY PRIOR TO THE MEETING. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE DO SO PROMPTLY TO ENSURE YOUR PROXY ARRIVES IN SUFFICIENT TIME.

PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
OF ITERIS, INC. TO BE HELD ON OCTOBER 11, 2018

        The Board of Directors (the "Board") of Iteris, Inc., a Delaware corporation (sometimes referred to as "Iteris," the "Company," "we," "us," or "our"), is soliciting your proxy for the Company's 2018 Annual Meeting of Stockholders and any and all adjournments or postponements of such meeting (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. Pacific time on October 11, 2018, at the Company's corporate headquarters located at 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705. The approximate date on which this proxy statement and the enclosed proxy materials are first being sent or given to the Company's stockholders is September 6, 2018.

        References in this proxy statement to fiscal years refer to the Company's fiscal year ended March 31 of the referenced year. For example, "Fiscal 2017" refers to the fiscal year ended March 31, 2017, "Fiscal 2018" refers to the fiscal year ended March 31, 2018, and "Fiscal 2019" refers to the fiscal year ending March 31, 2019.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

        This Proxy Statement and our Annual Report on Form 10-K, as amended by the Form 10-K/A, for the fiscal year ended March 31, 2018 (the "Annual Report") are available on the Internet by accessing www.edocumentview.com/ITI, or at www.envisionreports.com/ITI for registered holders. Information on this website does not constitute part of this Proxy Statement and shall not be deemed incorporated by reference therein.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is soliciting this proxy and who will bear the cost of soliciting this Proxy Statement?

        The enclosed proxy is being solicited by our Board of Directors.    Iteris will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card, and any additional material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries, and nominees holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, e-mail or any other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any such services.

        In the discretion of management, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. Although we do not currently expect to retain such a firm, we estimate that the fees of such firm would range from $5,000 to $20,000 plus out-of-pocket expenses, all of which would be paid by us.

Who is entitled to vote at the Annual Meeting?

        You are entitled to vote your shares of our common stock at the Annual Meeting if you owned the shares as of the close of business on August 30, 2018 (the "Record Date"). As of the Record Date, there were a total of 33,241,187 shares of our common stock outstanding and entitled to vote at the Annual Meeting. No shares of our preferred stock are currently outstanding. You are entitled to one vote for each share of common stock that you own.

What matters will be voted upon at the Annual Meeting and what are the Board of Director's recommendations for the proposals?

        The only matters that we currently expect will be voted on at the Annual Meeting are the following proposals, and the Board's recommendation to you regarding such proposals is set forth opposite of each proposal below:

Proposal		Board's Recommendation
1.	Election of the Board of Directors.	✓ FOR each nominee
2.	Approval of the amendment and restatement of the 2016 Omnibus Incentive Plan, which includes an increase in the number of shares authorized under such plan by 2,400,000 shares.	✓ FOR
3.	Approval of an amendment to the Restated Certificate of Incorporation to eliminate cumulative voting in the election of directors.	✓ FOR
4.	Approval of an amendment to the Restated Certificate of Incorporation to include a majority voting standard for uncontested director elections.	✓ FOR
5.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019.	✓ FOR

        The foregoing proposals are described in more detail in this proxy statement.

What if other matters come up at the Annual Meeting?

        If other matters are properly presented at the Annual Meeting, the persons designated in the proxy cards, Joe Bergera and Andrew Schmidt, will vote your shares in their discretion.

What constitutes a quorum for the Annual Meeting?

        The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at such meeting. If you sign and return your proxy card or authorize a proxy to vote through the Internet or by telephone, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. If a quorum is not present at the scheduled time of the Annual Meeting, the Annual Meeting may be adjourned until a quorum is present. Both abstentions and broker non-votes (as described below) are counted for the purpose of determining the presence of a quorum.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, you are considered to be the stockholder of record of such shares, and we are sending the Notice and these proxy materials directly to you. If you are a record stockholder, you should have received a proxy card with this proxy statement for you to use to vote your shares.

        Beneficial Owner.    If your shares are held in a brokerage account or by a bank, trustee or other nominee (each a "Nominee"), you are considered the beneficial owner of shares held in street name, and the Notice and proxy materials are being forwarded to you on behalf of your Nominee. As the beneficial owner, you have the right to direct your Nominee how to vote your shares. Your Nominee has enclosed a voting instruction form with this proxy statement for you to use in directing the Nominee how to vote your shares.

        Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the Nominee who holds your shares giving you the right to vote the shares at the Annual Meeting.

How do I vote my shares?

        You may vote by one of the following ways: (i) by mail, (ii) electronically over the Internet or by telephone, or (iii) by ballot in person at the Annual Meeting. If you are a stockholder of record, you may vote by returning a completed proxy card in the enclosed postage-paid envelope or through the Internet or by phone as described on your proxy card. If your shares are held in street name, in lieu of a proxy card, you should receive a voting instruction form from your Nominee by mail. The voting instruction form should indicate whether the Nominee has a process for beneficial holders to vote over the Internet or by telephone. Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers. If your voting instruction form does not reference Internet or telephone information, please complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided.

        If you are a record holder, you may also vote your shares in person at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder and bring it with you to the Annual Meeting. We recommend that you vote your shares in advance as described above to ensure your vote will be counted if you later decide not to attend the Annual Meeting.

What are broker non-votes and how are broker non-votes treated?

        Broker non-votes occur when shares held in street name by a Nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the Nominee does not receive voting instructions from the beneficial owner, and (ii) the Nominee lacks discretionary authority to vote the shares. We will treat broker non-votes as follows:

  •
  Broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares are considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal for which the minimum affirmative vote required for approval of the proposal is a plurality or a majority (or some other percentage) of (i) the votes actually cast, or (ii) the shares present and entitled to vote.

  •
  Broker non-votes will have the same effect as votes against a proposal for which the minimum affirmative vote required for approval of the proposal is a majority (or some other percentage) of all shares outstanding and entitled to vote.

        A Nominee only has discretionary authority to vote shares on a proposal that is considered a "routine" matter under applicable rules and related guidance. Proposal 5 for the ratification of the appointment of our independent registered public accounting firm is considered a "routine" matter and, accordingly, a Nominee has discretionary authority to vote shares on such proposal. The other proposals included in this proxy statement are considered "non-routine" matters. As such, a Nominee does not have discretionary authority to vote shares on such proposals. Accordingly, your shares may be voted on Proposal 5 if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions. Proposals 1, 2, 3 and 4 are considered "non-routine" matters. Therefore, if you do not provide voting instructions to your brokerage firm, no vote for your shares will be cast with respect to these proposals and a broker non-vote will result for these shares.

What vote is required to elect a director?

        For Proposal 1, you may vote "FOR" or "AGAINST" any director nominee or you may abstain from voting with respect to a director nominee's election. In an uncontested director election, a nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee to be elected. As such, the number of shares voted "FOR" a director nominee must exceed the number of votes cast as "AGAINST" that nominee's election. In a contested director election (i.e., where the number of nominees exceeds the number of directors to be elected), then each director nominee shall be elected by a plurality of the votes of shares properly represented and entitled to vote in such election at such meeting. For purposes of the election of directors, abstentions and broker non-votes, if any, will be excluded from the vote and will not be counted in determining the outcome of a director's election.

What happens if a majority of the votes cast are not voted in favor of a director nominee?

        Pursuant to the procedures set forth in the Company's Bylaws, in the event that a nominee who is already a director of the Company does not receive a majority of the votes cast with respect to such nominee in an uncontested election of directors, such nominee is required to promptly tender his or her resignation to the Board for consideration. If a director's resignation is not accepted, that director will continue to serve until our next annual meeting of stockholders and his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. If the Board accepts the director's resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.

What is the required vote for approval of Proposals 2, 3, 4 and 5?

        For each of the other proposals, you may vote "FOR" or "AGAINST" the proposal or you may abstain from voting on the proposal. The approval of Proposals 2 and 5 will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Approval of Proposals 3 and 4 requires the approval of a majority of the outstanding common stock of the Company entitled to vote at the Annual Meeting.

Can I change my vote or revoke my proxy?

        Yes. There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the Annual Meeting. Please note that, in order to be counted, the revocation or change must be received by the Company prior to 1:00 am Pacific time on October 11, 2018:

  •
  Vote again by telephone or at the Internet website.

  •
  Transmit a revised proxy card or voting instruction form that is dated later than the prior one.

  •
  Stockholders of record may vote in person at the Annual Meeting.

  •
  Stockholders of record may notify the Company's Corporate Secretary in writing that a prior proxy is revoked.

        The latest-dated, timely, properly completed proxy that you submit to the Company, whether by mail, telephone or the Internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand.

Is cumulative voting permissible and how does it work?

        Yes. Pursuant to our Certificate of Incorporation, no stockholder is entitled to cumulate his or her votes for candidates other than those whose names have been placed in nomination prior to the commencement of voting and only if at least one stockholder has given notice prior to commencement of voting of his or her intention to cumulate votes. If any stockholder has given such notice, then each stockholder may cumulate votes by multiplying the number of shares of common stock the stockholder is entitled to vote by the number of directors to be elected. The number of cumulative votes thus determined may be voted all for one candidate or distributed among several candidates, at the discretion of the stockholder. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. If cumulative voting is in effect, the proxy holders named in the accompanying proxy will vote the shares of common stock covered by proxies received by them (unless authority to vote for directors is withheld) among the named candidates as they determine. If Proposal 3 is approved, cumulative voting will not be available for future stockholder votes.

How will my shares be voted?

        Any proxy that you submit and that is not revoked will be voted as you direct. If you are a stockholder of record and you indicate when voting through the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the persons designated as proxy holders in the accompanying proxy cards will vote your shares as follows:

  •
  "FOR" the election of all of the nominees for director.

  •
  "FOR" the amendment and restatement of our 2016 Omnibus Incentive Plan.

  •
  "FOR" the amendment of our Restated Certificate of Incorporation to eliminate cumulative voting in the election of directors.

  •
  "FOR" the amendment of our Restated Certificate of Incorporation to require a majority voting standard for uncontested elections of directors.

  •
  "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending March 31, 2019.

        If you are a beneficial owner of shares of our common stock and your Nominee does not receive instructions from you about how your shares are to be voted, then your Nominee will have the discretion to vote your shares on the "routine" matters being considered at the Annual Meeting, but will not be able to vote your shares on the "non-routine" matters being considered at the Annual Meeting, meaning that broker non-votes will result for these matters.

        In the event any director nominee declines or is unable to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the enclosed proxy card will vote for the election of such person or persons as may be designated by the present Board. As to any other business or matters which might otherwise properly come before the Annual Meeting, the enclosed proxy grants the proxy holders discretionary authority to vote on any other business that may properly come before the Annual Meeting, as well as any procedural matters. We have not been notified by any stockholder of intent to present a stockholder proposal at the Annual Meeting.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

        If you share an address with another stockholder, you may receive only one set of proxy materials unless you have provided instructions to the contrary. If you wish to receive a separate set of proxy materials now, please send your request to: Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705, Attention: Corporate Secretary. A separate set of proxy materials will be sent promptly following receipt of your request. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Who will count the votes?

        The inspector of election for the Annual Meeting, who is appointed by the Board, will count the votes. It is expected that a representative of our transfer agent will serve as the inspector of elections.

PROPOSAL ONE:
ELECTION OF DIRECTORS

        Seven persons have been nominated for election at the Annual Meeting. All directors are elected annually and hold office until the next annual meeting of stockholders, and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. On the recommendation of the Nominating and Corporate Governance Committee (the "NCG Committee"), our Board selected and approved the following persons as nominees for election at the Annual Meeting: Joe Bergera, Kevin C. Daly, Ph.D., Scott E. Deeter, Gerard M. Mooney, Laura L. Siegal, Thomas L. Thomas and Mikel H. Williams. Each nominee is currently a member of our Board and has agreed to serve if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named above.

        We have no reason to believe that any of the director nominees will be unavailable to serve. In the event any of the director nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the proxy holders named in the enclosed proxy will exercise discretionary authority to vote for substitutes.

Voting Requirements

        In May 2018, our Board approved an amendment to the Company's bylaws to implement a majority voting requirement for uncontested elections of directors. As a result, in such elections, a nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee. This means that the number of shares voted "FOR" a director nominee must exceed the number of votes cast as "AGAINST" that nominee's election. In a contested election of directors (i.e., where the number of nominees exceeds the number of directors to be elected), then each director nominee shall be elected by a plurality of the votes of shares properly represented and entitled to vote in such election at such meeting. If the plurality voting standard applies, the seven candidates receiving the highest number of votes cast at the Annual Meeting will be elected as our directors.

        Any director may resign at any time upon providing notice to the Company. Our Board has adopted a resignation policy, which requires that any incumbent director nominee who fails to receive the requisite majority vote in an uncontested election must tender to the Board for its consideration his or her resignation from the Board and from all of the Board committees on which he or she serves. The Board will then assess the appropriateness of such nominee continuing to serve as a director. In its discretion, the Board will decide whether or not to accept or reject the resignation. The policy also provides that any director who tenders his or her resignation will not participate in the Board action regarding the consideration of such resignation.

        Please note: if cumulative voting is in effect (as described above) for a particular election of directors, the proxy holders will have the right to cumulate and allocate votes among those nominees standing for election as such proxy holders in their discretion elect.

Recommendation of the Board of Directors

        Our Board of Directors recommends a vote "FOR" the director nominees listed above.

Director Nominees

        The table and narrative below set forth information as of August 30, 2018 regarding each director nominee, including the year they first became directors of Iteris, their business experience during at least the past five years, the public company boards on which they currently serve on or have served on during the past five years, and certain other biographical information and attributes that the NCG Committee determined qualify them to serve as directors. The NCG Committee believes that these persons have the following other key attributes that are important to an effective board of directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of experience and thought; and the commitment to devote significant time and energy to service on the Board and its committees.

Name	Age	Current Position(s) with Iteris
J. Joseph ("Joe") Bergera	54	Chief Executive Officer, President and Director
Kevin C. Daly, Ph.D.(2)(3)(4)	74	Director
Scott E. Deeter(1)(2)	54	Director
Gerard M. Mooney(1)(3)(4)	64	Director
Thomas L. Thomas(2)(4)(5)	69	Chairman of the Board
Laura L. Siegal	55	Director
Mikel H. Williams(1)(3)	61	Director

(1)
Current member of the Audit Committee

(2)
Current member of the Compensation Committee

(3)
Current member of the Nominating and Corporate Governance Committee

(4)
Current member of the Finance and Strategy Committee

(5)
Our Bylaws provide that our Chairman of the Board is also an ex-officio member of each of our Board committees.

        Joe Bergera has served as our President and Chief Executive Officer and as a director since September 2015. Prior to joining us, Mr. Bergera served as Group Vice President, Software of Roper Technologies, Inc. (formerly, Roper Industries) since September 2011 and as President of iTradeNetwork, a Roper subsidiary, since August 2013. He was the Executive Vice President and General Manager, Tax Solutions at CCH Wolters Kluwer from March 2011 to September 2011 and served in senior executive positions with Sage Software from 2004 to March 2011, most recently as Executive Vice President, Global CRM. Mr. Bergera holds a B.A. degree in Government from Colby College, an M.B.A. from the Booth School of Business at the University of Chicago and an A.M. in Public Policy from the Harris School of Public Policy at the University of Chicago. Mr. Bergera has over 20 years of experience in technology-related companies and provides extensive management and global software and service industry knowledge to the Board of Directors.

        Kevin C. Daly, Ph.D. served as our interim Chief Executive Officer from February 2015 to September 2015. Prior to his service as our interim CEO, Dr. Daly served as the CEO of Maxxess Systems, Inc., a provider of electronic security systems, from November 2005. Between August 2007 and August 2009, Dr. Daly also served as CEO of iStor Networks, Inc., a manufacturer of IP SAN storage systems. Prior to that, he served as the CEO of several technology companies, including Avamar Technologies, Inc. and ATL Products, Inc. Dr. Daly served on the board of directors of sTec, Inc., a provider of solid state disk systems, from May 2010 until the acquisition of the company in September 2013 by Western Digital Corporation. Dr. Daly received a B.S. degree in Electrical Engineering from the University of Notre Dame and M.S., M.A. and Ph.D. degrees in Engineering from Princeton University. He has served as a director of Iteris since 1993. Having served as the CEO of several technology companies and as a director of both private and public companies, Dr. Daly offers to the Board of Directors a wealth of management and leadership experience, as well as an understanding of issues faced by such companies.

        Scott E. Deeter has served as a director since February 23, 2017. Mr. Deeter has served as Ventria Bioscience Inc.'s President and CEO and as a director since 2002. Ventria is the first company to commercialize recombinant proteins derived from a plant-based manufacturing system. From 1999 to 2001, he served as President and CEO and as a director of CyberCrop.com Incorporated, a supply chain software company connecting producers with their markets to optimize quality, logistics and efficiency. From 1996 to 1998, Mr. Deeter served as Vice President of Agriculture of Koch Industries, Inc. Previously, Mr. Deeter held various positions at Cargill, Incorporated, as well as started and led a joint venture between Cargill and F. Hoffmann-La Roche, Ltd. that commercialized pharmaceutical intermediates and functional food ingredients. Earlier in his career, Mr. Deeter was a member of the Technology and Life Sciences Group of Salomon Brothers Inc. He received a BSc degree in Economics from the University of Kansas; an M.B.A. from the University of Chicago; and an MSc degree in Economics from the London School of Economics. Mr. Deeter is a proven leader who is widely known across entrepreneurial sectors of the agribusiness and agricultural biotech industry.

        Gerard M. Mooney retired from International Business Machines Corporation ("IBM") in March 2014, after serving in a number of senior positions since 2000. Most recently, he served as the Vice President Strategy for IBM's Public Sector from February 2012 until his retirement, as the General Manager, Global Smarter Cities for IBM from November 2011 to February 2012, and as the General Manager, Global Government and Education for IBM from 2008 to November 2011. He served as Vice President of IBM's Venture Capital Group from 2000 to 2008. Before joining IBM, Mr. Mooney held various management positions at Hewlett-Packard Company for six years. Mr. Mooney has extensive operational and financial experience across a broad range of technology-based companies, from start-ups to large public companies, and has considerable experience with the major customers in the professional transportation market. He previously served as a member of the board of directors of the Intelligent Transportation Society of America and is also active in the intelligent search technology, cognitive intelligence, AI, data mining and visualization tools industries. Mr. Mooney currently serves as a director of inno360 and cofounder of Swarm Intelligence LLC formerly theinnovationexchange, which offers SaaS cognitive platforms. He received a B.A. degree in Philosophy from Mount Saint Mary's College, an M.S. degree in Accounting from Georgetown University and an M.B.A. from Yale University. Mr. Mooney has served as a director of Iteris since September 2013 and brings to the Board of Directors extensive experience in setting and implementing strategy for both large and small technology organizations, deep category knowledge of the intelligent transportation market, and familiarity with many key customers for intelligent transportation solutions.

        Laura L. Siegal joined our Board of Directors in May 2018. Ms. Siegal has served as the Chief Financial Officer and a member of the board of directors at Natel Engineering Company, Inc. dba NEO Technology Solutions, a manufacturer of products in the industrial, medical, and aerospace and defense markets. Prior to that, Ms. Siegal served in various financial positions with Kratos Defense & Security Solutions, Inc. ("Kratos") formerly Wireless Facilities Inc. since 2000, most recently as its Principal Accounting Officer, Vice President and Corporate Controller from April 2006 to July 2013. Kratos is a publicly-traded leading technology, intellectual property, proprietary product and system solution company which provides engineering, information technology and other technical services to government agencies. Throughout her career, she has held a variety of financial management positions in technology and consulting companies including Controller of MEC Analytical Systems. Ms. Siegal is a Certified Public Accountant and received a B.A. degree in Economics from the University of California, San Diego. Ms. Siegal's extensive experience in technology and public agency markets, financial expertise, and demonstrated success with mergers and acquisitions provide important resources in her service on our Board of Directors.

        Thomas L. Thomas is the managing partner of T2 Partners, a private management consulting and investment business which he founded in January 2011. In addition, Mr. Thomas served as the Executive Chairman and CEO of International Decision Systems, a provider of software and solutions for the equipment finance market, from September 2009 to January 2011. From 2004 to July 2008, Mr. Thomas was the President and Chief Operating Officer of Global Exchange Services, a provider of business to business EDI and supply chain management solutions. Prior to that, Mr. Thomas served as the President and CEO at several software, analytics and technology companies, including HAHT Commerce, Ajuba Solutions, and Vantive Corporation, and as the first Chief Information Officer for Dell Computer Corporation and 3Com Corporation. Earlier in his career, Mr. Thomas also held various senior executive management positions at Kraft General Foods, Sara Lee Corporation and W. R. Grace. Since July 2017, Mr. Thomas has served as chairman of the board of directors of VIP Software Corporation, a provider of software solutions in the insurance industry. Since 2012, Mr. Thomas has served as a director of Accurate Group, which specializes in the appraisal and title services business where technology has been instrumental in redefining the transaction model for the industry. He has also served on the board of directors of infoGroup, Inc. from January 2009 to July 2010, and served as a director on the boards of a wide range of technology companies, including ATL Products, Vantive Corporation, Interwoven, iManage, FrontRange Solutions, IDS International, and Quofore International. Mr. Thomas has served as a director of Iteris since 1999 and as our Chairman of the Board of Directors since 2016. Mr. Thomas offers to our Board of Directors valuable business, leadership and strategic insights obtained through his service as an executive and as a member of the board of directors in a variety of industries and businesses, including a number of leading technology companies, and his experience in working with companies through several stages of their development.

        Mikel H. Williams has served as the Chief Executive Officer and a director of Targus Cayman Holdco Limited, a leading global supplier that designs, develops and sells products for the mobile worker, including laptop cases, docking stations and accessories for mobile electronic devices, since February 2016. Prior to that, Mr. Williams served as the Chief Executive Officer and a director of JPS Industries, Inc., a manufacturer of sheet and mechanically formed glass and aramid substrate materials for the electronics, aerospace, ballistics and general industrial applications, from May 2013 until its sale in July 2015. Mr. Williams was the President, Chief Executive Officer and a director of DDi Corp., a leading provider of time-critical, technologically advanced electronics manufacturing services, from November 2005 to May 2012 and a Senior Vice President and Chief Financial Officer of DDi from November 2004 to October 2005. DDi was sold in May of 2012. He has also served in various management positions with several companies in the technology and professional services related industries. Mr. Williams began his career with PricewaterhouseCoopers as a certified public accountant in the State of Maryland. Mr. Williams also serves as chairman of the board of directors of Centrus Energy Corp. (formerly USEC Inc.). He was added to USEC's board of directors in October 2013 on the recommendation of certain holders of USEC's convertible senior notes as USEC was considering a bankruptcy restructuring, which was successfully initiated and completed in 2014. Since October 2015, Mr. Williams also serves on the board of directors of B. Riley Financial, Inc. He previously served on the boards of Lightbridge Communications Corporation until it was sold in January 2015, and Tellabs, Inc. until it was sold in December 2013. Mr. Williams received his B.S. degree in Accounting from the University of Maryland and an M.B.A. from the University of Georgetown. Mr. Williams has served as a director of Iteris since April 2011 and provides the Board of Directors with operational and public company experience and valuable strategic insights through his many years of leadership positions in technology-related companies with international operations, as well as valuable knowledge and insights in finance and financial reporting matters.

Family Relationships

        There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES

Code of Ethics and Business Conduct

        Our Board has adopted a Code of Ethics and Business Conduct ("Code of Ethics"), which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The full text of our Code of Ethics is available under the "Corporate Governance" heading on the Investor Relations section of our website at www.iteris.com. We will also provide an electronic or paper copy of the Code of Ethics, free of charge, upon request made to our Corporate Secretary. If any substantive amendments are made to our Code of Ethics, or if any waiver of any provision of the Code of Ethics is granted that is required to be disclosed under the rules of the SEC, such amendment or waiver will be disclosed at the same location on our website, or, if required, in a current report on Form 8-K.

Director Independence

        Our policy is to have at least a majority of the directors qualify as "independent" under the standards established by The Nasdaq Stock Market ("Nasdaq"). The Board has determined that Ms. Siegal, Dr. Daly and each of Messrs. Deeter, Mooney, Thomas and Williams satisfies the requirements for "independence" using the standards established by Nasdaq, except that Dr. Daly did not qualify as an independent director while he was serving as our interim Chief Executive Officer from February 2015 to September 2015.

Board Structure

        The Board does not have a policy regarding the separation of the roles of the CEO and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board from time to time. However, the Board has determined that having an independent director serve as the Chairman is currently in the best interest of our Company and stockholders in recognition of the different demands and responsibilities of the roles and to emphasize the independence of the role of Chairman. The Board also meets regularly in executive sessions.

Board Meetings and Committees

        We currently have several standing committees of the Board, including the Audit Committee, the Compensation Committee, the NCG Committee, and the Finance and Strategy Committee. The Audit Committee, the Compensation Committee, the NCG Committee, and the Finance and Strategy Committee each has a written charter that is reviewed annually and revised as appropriate. A copy of each committee's charter is available on the Investor Relations section of our website at www.iteris.com.

        During Fiscal 2018, the Board and the various committees of the Board held the following number of meetings: Board of Directors—nine; Audit Committee—four; Compensation Committee—four; NCG Committee—four; and Finance and Strategy Committee—two. During Fiscal 2018, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board and no director attended fewer than 75% of the total number of meetings of the standing committees of the Board on which such director served during that period.

        Audit Committee.    The current members of our Audit Committee are Messrs. Deeter, Mooney and Williams. Mr. Williams serves as the Chairman of this committee. The Board has determined that each member of the Audit Committee is "independent" under the standards established by both Nasdaq and the SEC rules regarding audit committee members. The Board has identified Mr. Williams as the member of the Audit Committee who qualifies as an "audit committee financial expert" under applicable SEC rules and regulations governing the composition of the Audit Committee.

        The Audit Committee oversees on behalf of the Board (a) the conduct of the Company's accounting and financial reporting processes, the audits of our financial statements and the integrity of the Company's audited financial statements and other financial reports; (b) the performance of the Company's internal accounting, internal auditing, and financial controls function; (c) the engagement, replacement, compensation, qualifications, independence and performance of our independent auditors, and (d) the portions of our Code of Ethics and Business Conduct and related policies regarding our accounting, internal accounting controls or auditing matters. The Audit Committee also reviews and approves related party transactions identified in Item 404 of SEC Regulation S-K and makes recommendations to the full Board regarding the same.

        The Audit Committee meets privately with our independent registered public accounting firm from time to time, and such firm has unrestricted access to and reports directly to the Audit Committee. The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019 and is recommending that our stockholders ratify this appointment at the Annual Meeting.

        Compensation Committee.    The current members of our Compensation Committee are Dr. Daly and Messrs. Deeter and Thomas, and Mr. Thomas serves as the Chairman of this committee. The Board has determined that each member of the Compensation Committee is (or was during his time of service) "independent" under the standards established by Nasdaq.

        The primary purposes of the Compensation Committee are to (a) evaluate officer and director compensation policies, goals, plans and programs; (b) oversee compensation programs and policies for all employees as they relate to the Company's risk management; (c) determine the cash and non-cash compensation of our directors and "executive officers" as defined in the rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (d) review, and make recommendations to the Board with respect to the administration of, our equity-based and other incentive compensation plans for all employees; (e) evaluate the performance of our executive officers; (f) assist the Board in evaluating potential candidates for executive officer positions with the Company and oversee management succession planning; and (g) produce the Committee report required by the applicable rules and regulations of the SEC and other regulatory bodies for inclusion in our annual proxy statements.

        The Compensation Committee meets periodically to review and establish the salaries, bonuses and incentive plans for our executive officers. The Compensation Committee considers a number of factors in determining the compensation plans and elements for, and the amount of each compensation element paid to, our executive officers, including publicly available data from independent outside sources, our general business conditions and objectives, and the committee's subjective determination with respect to the executive's individual contributions to such objectives. To assist the committee in its review, our Chief Executive Officer provides to the Compensation Committee his evaluations of the other executive officers and makes recommendations with respect to executive compensation matters; however, the final decisions regarding the compensation of our executive officers are made by the Compensation Committee. Neither the Compensation Committee nor management engaged a compensation consultant to provide advice or recommendations on the amount or form of director compensation during Fiscal 2018; however, the Compensation Committee did retain Frederic W. Cook & Co., Inc., an independent compensation consultant ("FWC") to assist in finalizing the compensation packages for the Company's Chief Executive Officer and Chief Financial Officer, as well as in determining the appropriate number of additional shares to authorize under the Company's Amended and Restated 2016 Omnibus Incentive Plan.

        Nominating and Corporate Governance Committee.    The current members of the Nominating and Corporate Governance Committee (the "NCG Committee") are Dr. Daly and Messrs. Mooney and Williams. Mr. Mooney serves as the Chairman of this committee. The Board has determined that each member of the NCG Committee is "independent" under the standards established by Nasdaq.

        The primary purposes of the NCG Committee are to assist the Board in (a) establishing the minimum qualifications for director nominees; (b) identifying and evaluating director nominees; (c) recommend to the Board candidates for the Annual Meeting of Stockholders or to fill any vacancies on the Board; and (d) developing and assessing corporate governance policies.

        In connection with their recommendations regarding the size and composition of the Board, the NCG Committee reviews the appropriate qualities and skills required of directors in the context of the then current make-up of the Board and the needs of the Company. This includes an assessment of each candidate's independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment, and ability to serve the Company's and our stockholders' long-term interests. While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the NCG Committee strives to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the Board will possess the appropriate talent, skills, insight and expertise to oversee our business. These factors, and others as considered useful by the NCG Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the NCG Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective directors. The NCG Committee generally leads the search for and selects, or recommends that the Board select, candidates for election to the Board. Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board typically have been suggested by other members of the Board or by our executive officers; however, from time to time, the NCG Committee has, and may in the future, engage the services of a third-party search firm to identify director candidates.

        The NCG Committee will consider candidates for directors recommended by our stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement. This committee will evaluate such recommendations applying its regular nominee criteria. Eligible stockholders wishing to recommend a nominee must submit such recommendation in writing to the Chair, NCG Committee, care of our corporate Secretary, by the deadline for stockholder proposals set forth in our last proxy statement, specifying the following information: (a) the name and address of the nominee, (b) the name and address of the stockholder making the nomination, (c) a representation that the nominating stockholder is a stockholder of record of our stock entitled to vote at the next annual meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice, (d) the nominee's qualifications for membership on the Board, (e) a resume of the candidate's business experience and educational background as well as all of the information that would be required in a proxy statement soliciting proxies for the election of the nominee as a director, (f) a description of all direct or indirect arrangements or understandings between the nominating stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the stockholder, (g) all other companies to which the nominee is being recommended as a nominee for director, and (h) a signed consent of the nominee to cooperate with reasonable background checks and personal interviews, and to serve as a director, if elected. In connection with its evaluation, the NCG Committee may request additional information from the candidate or the recommending stockholder, and may request an interview with the candidate. The NCG Committee has the discretion to decide which individuals to recommend for nomination as directors.

        No candidates for director nominations were submitted to the NCG Committee by any stockholder in connection with the election of directors at the Annual Meeting.

        Finance and Strategy Committee.    The current members of the Finance and Strategy Committee are Dr. Daly and Messrs. Mooney and Thomas. Dr. Daly serves as the Chairman of this committee. The purpose of the Finance and Strategy Committee is to consider and make recommendations to the Board regarding issues impacting the financial structure and strategic direction of the Company, including, but not limited to, revisions to our capital structure, mergers, acquisition and divestiture activities, as well as changes to the scope and mix of business.

Risk Oversight Role

        The Board is responsible for overseeing our risk management, but its duties in this regard are supplemented by certain committees of the Board. In particular, the Audit Committee focuses on financial risk, including internal controls, and is responsible for discussing with management and our independent auditors policies with respect to risk assessment and risk management, including the process by which we undertake major financial and accounting risk assessment and management. Risks related to our compensation programs are reviewed by the Compensation Committee (See "Compensation Risk Assessment" below), and certain legal and regulatory compliance risks are reviewed by the NCG Committee. In connection with its responsibilities relating to risk assessment, our full Board periodically engages in discussions of the most significant risks that the Company is facing (including cyber security risks; and how these risks are being managed.

Changes in Nominating Procedures

        There have not been any material changes to the procedures by which security holders may recommend nominees to our Board that were implemented since we last disclosed such procedures.

Stockholder Communications

        The Board has implemented a process by which stockholders may send written communications directly to the attention of the Board, any committee of the Board or any individual Board member, care of our Corporate Secretary. The name of any specific intended Board recipient should be noted in the communication. Our Corporate Secretary will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or Board matters. Communications that are of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration will not be forwarded to the Board. Stockholders who wish to communicate with the Board can submit a written request to Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705; Attention: Corporate Secretary.

Annual Meeting Attendance

        We do not have a formal policy regarding attendance by members of our Board at annual meetings of our stockholders; however, directors are encouraged to attend all such meetings. For our 2017 annual meeting of stockholders, two of our then-current directors attended such meeting.

DIRECTOR COMPENSATION

        Compensation of directors is determined by the Compensation Committee. The Compensation Committee has approved a compensation structure for non-employee directors consisting of a cash retainer, an annual equity award and, for Board members serving on a committee, an additional cash retainer. Directors who are our employees are not compensated for their services as directors.

Board and Committee Retainers

        For Fiscal 2018, annual cash compensation for non-employee directors was as follows:

Position	Annual Retainer
Chairman of the Board	$65,000
Non-Employee Director (other than the Chairman)	$35,000

        Additional retainers for each non-employee director who served on one or more Board committees in Fiscal 2018 were as follows:

Position	Annual Retainer
Audit Committee
Chair	$12,000
Member	$6,000
Compensation Committee
Chair	$9,000
Member	$4,500
Nominating and Corporate Governance Committee
Chair	$4,000
Member	$2,000
Finance and Strategy Committee
Chair	$9,000
Member	$4,500

        All directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of our Board and its committees, but they do not receive separate meeting fees.

Annual Equity Compensation

        Non-employee directors are also eligible to receive periodic restricted stock units ("RSUs") under the Company's equity incentive plan then in effect. Each non-employee director shall be granted an annual RSU upon approval of the grant by the Compensation Committee as soon as reasonably practicable following the annual meeting of stockholders at which such director is re-elected. The annual RSU grant to directors shall be worth $40,000 based on the closing price of the Company's common stock on the RSU grant date. Each RSU entitles the holder to receive shares of the Company's common stock upon vesting of those units. Each annual RSU generally vests in full upon the director's completion of one year of service measured from the date of the grant; however, it is expected that future annual RSU grants will vest in full on the annual stockholder meeting date to which the RSU relates. If a non-employee director joins the Board in between annual stockholder meetings, such director would receive an RSU for a pro rata portion of the annual grant.

2018 Director Compensation Table

        The following table sets forth a summary of the compensation earned in Fiscal 2018 by each person who served as a non-employee directors during that year:

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Units ($)(2)	Total ($)
D. Kyle Cerminara(3)	$26,663	$—	$26,663
Kevin C. Daly, Ph.D.	54,136	40,000	94,136
Scott E. Deeter	42,816	40,000	82,816
Gerard M. Mooney	49,500	40,000	89,500
Laura L. Siegal(4)	—	—	—
Thomas L. Thomas	78,500	40,000	118,500
Mikel H. Williams	49,000	40,000	89,000

(1)
Represents amounts earned by the directors based on the arrangement described above, which amounts have been prorated for directors who served on such committees for less than a full term.

(2)
The dollar amounts shown represent the grant date fair value of restricted stock unit awards granted in Fiscal 2018 determined in accordance with ASC 718. For each director, the number of units was determined by dividing $40,000 by $6.91, the closing sales price of the Company's common stock on the grant date. At the end of Fiscal 2018, the above-listed directors held options for the following number of shares of common stock: D. Kyle Cerminara—0; Kevin C. Daly—65,000; Gerard M. Mooney—40,000; Laura L. Siegal—0; and Mikel H. Williams—60,000. At the end of Fiscal 2018, the above listed directors held RSUs for the following number of shares of common stock: Kyle Cerminara—0; Kevin C. Daly—5,788; Scott E. Deeter—5,788; Laura L. Siegal—0; Gerard M. Mooney—5,788; Thomas L. Thomas—5,788; and Mikel H. Williams—5,788.

(3)
Mr. Cerminara did not stand for re-election at the 2017 Annual Meeting of Stockholders. As such, his Board service concluded on November 8, 2017.

(4)
Ms. Siegal did not join the Board until May 2018, and accordingly, did not earn any compensation in Fiscal 2018.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of the board of directors and any member of the compensation committee (or other committee performing equivalent functions) of any other company. Kevin C. Daly, Ph.D., a member of our Compensation Committee, previously served as our interim Chief Executive Officer from February 2015 to September 2015.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

        The table below sets forth certain information, as of August 30, 2018, regarding our executive officers.

Name	Age	Capacities in Which Served
J. Joseph ("Joe") Bergera	54	Chief Executive Officer, President and Director
Andrew Schmidt	57	Chief Financial Officer, Vice President of Finance and Secretary
Joe Boissy	52	Chief Marketing Officer
James Chambers	52	Senior Vice President and General Manager, Agriculture and Weather Analysis
Todd Kreter	58	Senior Vice President and General Manager, Roadway Sensors
Ramin Massoumi	46	Senior Vice President and General Manager, Transportation Systems

        The following is a brief description of the capacities in which the above persons have served the Company and their business experience during at least the past five years. The biography of Mr. Bergera appears earlier in this proxy statement. See Proposal One: "Election of Directors."

        Andrew Schmidt has served as our Vice President of Finance, Chief Financial Officer and Secretary since March 2015. Prior to joining us, Mr. Schmidt served as the Chief Financial Officer and Corporate Secretary of Smith Micro Software, Inc., a publicly-held provider of wireless and mobility software solutions from 2005 to May 2014. Prior to joining Smith Micro, Mr. Schmidt held CFO roles for several other public companies, including Genius Products, an entertainment company, and Mad Catz Interactive, a provider of console video game accessories. He also served as Vice President (Finance) of Peregrine Systems, a publicly-held provider of enterprise level software. Mr. Schmidt holds a B.B.A. degree in Finance from the University of Texas and an M.S. degree in Accountancy from San Diego State University.

        Joseph Boissy has served as our Chief Marketing Officer since January 2017. Prior to that, Mr. Boissy served as Chief Marketing Officer of Vendavo, Inc. (acquired by Francisco Partners in October 2014), a provider of margin and profit optimization solutions, from September 2013 to November 2016. Prior to that, he served as the Chief Marketing Officer at 3VR Inc., a video intelligence solutions provider, from October 2011 to September 2013. From February 2002 to October 2011, he served in various management positions at ILOG, Inc. (acquired by IBM in July 2008), a provider of business rule management systems, most recently as Vice President ILOG Worldwide Marketing, then Program Director, Go-to-Market Strategy and Industry Marketing IBM WebSphere. Mr. Boissy was Vice President Program Management, Credient at SunGard Trading & Risk Systems Inc., a provider of financial software solutions and services, from 2000 to 2002, and from 1997 to 2000, he served in management positions in product development, support and product management, most recently as the Vice President Product Marketing, with Infinity Financial Technology, Inc., a financial trading and risk management software solutions provider that was acquired by SunGard in October 1997. Prior to Infinity, Mr. Boissy was Director Product Development at Diagram Financial Software, Inc. (now part of Thomson Reuters) from 1993 to 1997. Mr. Boissy holds a B.S. degree in Electrical Engineering from the Lebanese University (Lebanon) and a M.S. degree in Computer Science and Data Analytics from the University of Paris XI (France).

        James Chambers has served as our Senior Vice President and General Manager, Agriculture and Weather Analytics since August 2017. Prior to that, Mr. Chambers served as Chief Executive Officer of Observant, Inc. (acquired by Jain Irrigation, Inc. in February 2017), a provider of agricultural in-field hardware and cloud based applications for precision farm water management, from February 2016 to February 2017. From June 2013 to February 2016, he served as Director of Marketing at Bayer CropScience, a company specialized in agriculture and life sciences. Prior to that, Mr. Chambers served in various key management positions at divisions of Deere & Company, including John Deere Water (acquired by FIMI Opportunity Funds in June 2014), a provider of integrated Ag water management solutions, most recently as Director of Global Product Management and Marketing and then as the Director of Global Technology Solutions, from August 2010 to May 2013, and John Deere Agri Services, Inc. (acquired by Constellation Software, Inc. in January 2011), a provider of software solutions for the agricultural supply chain, most recently as the General Manager for the Specialty Crop Business Unit and then as the Director of Marketing, from June 2006 to August 2010. From January 2003 to June 2006, he was Global Business Manager at Valent BioSciences Corporation, a provider of technologies and products for the agricultural, public health, forestry and household markets, and from March 2001 to January 2003, he was Director of Global Sales and Marketing with AgraQuest (acquired by Bayer CropScience in July 2012), a supplier of biological pest management solutions. From 1989 to 2001, Mr. Chambers served in various management positions at Monsanto Company, a provider of agriculture products for farmers, most recently as Business Development Manager and Financial Analyst, then as Marketing Manager Animal Productivity and Market and Sales Manager. Mr. Chambers holds a B.S. degree in Agriculture Business Management and Economics from The Ohio State University

        Todd Kreter has served as our Senior Vice President and General Manager, Roadway Sensors since May 2014. Mr. Kreter served as our Senior Vice President, Sensors Development and Operations from May 2009 to May 2014 and as Vice President of Engineering from November 2007 to May 2009. Prior to joining us, Mr. Kreter served in a number of executive positions at Quantum Corporation, most recently as the VP Global Services from 2004 to January 2007, where he managed the company's worldwide customer service organization. Mr. Kreter holds a B.S. degree in Mechanical Engineering from California State University, Fullerton.

        Ramin Massoumi has served as our Senior Vice President and General Manager, Transportation Systems since March 2015. Mr. Massoumi joined Iteris in 1998 and served in a number of executive and managerial positions prior to the promotion to his current position, most recently as our Vice President of Business Development from June 2011 to March 2015. Throughout his career, his focus has been in the application of advanced technologies in the traffic management market, and has led projects throughout the United States and the Middle East. Mr. Massoumi also serves as a lecturer of upper division courses on transportation engineering, ITS and multi-modal operation at University of California at Irvine. Mr. Massoumi holds a B.S. degree in Civil Engineering from the University of California Irvine, an M.S. degree in Engineering from the University of California, Berkeley, and an M.B.A. from the University of Southern California.

Summary Compensation Table

        The following table shows information regarding the compensation earned for the fiscal years ended March 31, 2018, 2017 and 2016 by (i) our Chief Executive Officer, (ii) our Chief Financial Officer and (iii) our three other most highly compensated executive officers (other than our Chief Executive and Financial Officers) who were serving as executive officers as of March 31, 2018. The officers listed below are collectively referred to as the "named executive officers" or "NEOs" in this proxy statement.

Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)		All Other Compensation(3)	Total
Joe Bergera(4)	2018	$396,648		$—		$649,238	180,000		$8,848	$1,234,825
Chief Executive Officer	2017	399,816				328,362	354,000	(5)	3,594	1,085,772
and President	2016	197,502		150,000	(5)	1,659,150	63,080		7,610	2,077,342
Andrew Schmidt	2018	346,138		15,000	(6)	259,731	94,035		8,683	723,587
Chief Financial Officer,	2017	346,790		—		164,181	161,970		8,118	681,059
Vice President of Finance	2016	325,000		32,500	(6)	91,950	40,369		9,750	499,569
and Secretary
James Chambers	2018	195,322	(7)	—		322,425	65,541		5,616	589,004
Senior Vice President and General Manager, Agriculture and Weather Analytics
Todd Kreter	2018	276,721		—		194,799	99,281		8,477	579,278
Senior Vice President and	2017	271,745		—		164,181	154,691		8,060	598,677
General Manager,	2016	250,016		—		91,950	85,296		7,650	434,912
Roadway Sensors
Ramin Massoumi	2018	254,932		—		194,799	127,925		8,433	586,089
Senior Vice President and	2017	241,522		—		164,181	159,234		7,365	569,302
General Manager,	2016	209,248		—		24,520	35,592		6,441	275,801
Transportation Systems

(1)
The dollar amounts shown represent the grant date fair value of stock options granted during the applicable fiscal year determined pursuant to the Black-Scholes-Merton option pricing formula. For a discussion of valuation assumptions used in the calculations, see Note 11 to our consolidated financial statements in the Annual Report. See also our discussion of stock-based compensation under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates" in the Annual Report. The options have an exercise price equal to the closing sales price of our common stock as of the grant date and vest in equal annual installments over four years and are not exercisable until vested.

(2)
The amounts shown in this column constitute the cash bonuses paid to each named executive officer based on the attainment of certain pre-established management's objectives. These awards are discussed in further detail under "Fiscal 2018 Cash-Based Bonus Plan" below.

(3)
Except as otherwise noted, represents 401(k) plan employer contributions paid by us.

(4)
Mr. Bergera was hired effective September 23, 2015 at an annual salary of $385,000. The Fiscal 2016 salary represents the amount earned by Mr. Bergera from his hire date to the end of that fiscal year.

(5)
Pursuant to his employment agreement, Mr. Bergera was eligible for a bonus of up to $300,000 for Fiscal 2016, of which $150,000 was a signing bonus payable on January 31, 2016, provided that Mr. Bergera was employed by the Company as of such date, and the remaining $150,000 was payable pursuant to the Company's 2017 Bonus Plan based on his achievement of certain pre-established criteria.

(6)
Represents a discretionary cash bonus.

(7)
Mr. Chambers was hired in August 2017 at an annual salary of $275,000. The Fiscal 2018 salary represents the amount earned by Mr. Chambers from his hire date through the end Fiscal 2018.

Fiscal 2018 Grant of Plan-Based Awards

        The table below sets forth information with respect to awards granted to the named executive officers under our annual non-equity incentive compensation plan and our 2016 Omnibus Incentive

Plan in Fiscal 2018, which constitute all of the plan-based awards granted to our named executive officers in Fiscal 2018.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Number of Securities Underlying Options or Stock Units (#)
							Grant Date Fair Value of Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)		Awards ($/share)
Joe Bergera	02/16/2018	$—	$300,000	$420,000	250,000	$5.52	$650,000
Andrew Schmidt	02/16/2018	—	156,725	219,415	100,000	5.52	260,000
Todd Kreter	02/16/2018	—	151,533	212,146	75,000	5.52	195,000
Ramin Massoumi	02/16/2018	—	142,587	199,622	75,000	5.52	195,000
James Chambers	02/16/2018	—	100,832	126,040	25,000	5.52	65,000

(1)
Reflects the amount payable upon achievement of the management objectives described under the heading "Fiscal 2018 Cash-Based Bonus Plan" below.

(2)
The dollar amounts shown represent the grant date fair value of stock options granted during the applicable fiscal year determined pursuant to the Black-Scholes-Merton option pricing formula. For a discussion of valuation assumptions used in the calculations, see Note 11 to our consolidated financial statements in the Annual Report. See also our discussion of stock-based compensation under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates" in the Annual Report.

Outstanding Equity Awards at 2018 Fiscal Year End

        The following table sets forth the outstanding equity awards held by each named executive officer as of March 31, 2018. None of the NEOs held outstanding RSUs at the end of Fiscal 2018.

	Option Awards(1)
Name	Number of Securities Underlying Outstanding Options (#) Exercisable	Number of Securities Underlying Outstanding Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Joe Bergera	675,000	675,000	$2.38	09/23/15	09/22/25
Chief Executive Officer, President	37,500	112,500	4.91	03/03/17	03/02/27
and Director	—	250,000	5.52	02/16/18	02/15/28
Andrew Schmidt	75,000	25,000	1.79	03/16/15	03/15/25
Chief Financial Officer, Vice President of	37,500	37,500	2.37	11/02/15	11/01/25
Finance and Secretary	18,750	56,250	4.91	03/03/17	03/02/27
	—	100,000	5.52	02/16/18	02/15/28
James Chambers	25,000	75,000	5.90	08/17/17	08/16/27
Senior Vice President and	—	25,000	5.52	02/16/18	02/15/28
General Manager, Agriculture and Weather Analytics
Todd Kreter	—	12,500	1.87	11/18/14	11/17/24
Senior Vice President and	37,500	37,500	2.37	11/02/15	11/01/25
General Manager, Roadway Systems	18,750	56,250	4.91	03/03/17	03/02/27
	—	75,000	5.52	02/16/18	02/15/28
Ramin Massoumi	15,000	5,000	1.87	11/18/14	11/17/24
Senior Vice President and	10,000	10,000	2.37	11/02/15	11/01/25
General Manager, Transportation Systems	18,750	56,250	4.91	03/03/17	03/02/27
	—	75,000	5.52	02/16/18	02/15/28

(1)
All options vest in four equal annual installments following the date of grant.

Fiscal 2018 Option Exercises and Stock Vesting Table

        The following table provides information regarding option exercises and vesting of awards held by the named executive officers during Fiscal 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joe Bergera	—	$—	—	$—
Andrew Schmidt	—	—	—	—
James Chambers	—	—	—	—
Todd Kreter	107,500	470,350	—	—
Ramin Massoumi	30,000	136,500	—	—

(1)
Value realized is determined by multiplying (i) the amount by which the market price of a common share on the date of exercise exceeded the exercise price by (ii) the number of shares for which the options were exercised.

(2)
Value realized is determined by multiplying (i) the market price of a common share on the date of vesting by (ii) the number of shares which vested.

Potential Payments upon Termination of Employment and Change of Control

        We do not currently have any employment contracts or change in control arrangements in effect with any of our named executive officers other than the agreements described below. We provide incentives such as salary, benefits, option grants and RSUs to attract and retain executive officers and other key associates. The plan administrator of the 2007 Omnibus Incentive Plan and 2016 Omnibus Incentive Plan has the discretion to determine whether outstanding equity awards held by our NEOs are to vest upon a qualifying termination of employment following certain changes in control of the Company, or upon such change in control, but we do not provide for any automatic "single trigger" acceleration of equity awards upon a change in control (other than the option grant received by Dr. Daly in connection with his service as a non-employee director). Other than as noted in this section, there is no agreement or policy which would automatically entitle any named executive officer to severance payments or any other compensation as a result of such officer's termination.

  Agreement with Joe Bergera

        In connection with his hiring, we entered into an employment agreement with Joe Bergera, our Chief Executive Officer, dated September 8, 2015, pursuant to which Mr. Bergera will receive an annual base salary of $385,000, which may be increased from time to time at the discretion of the Compensation Committee. Mr. Bergera will also be eligible to participate in our executive bonus plan as then in effect and his potential bonus for each year will be established annually by the Board or a committee of the Board, provided that the bonus potential for Fiscal 2016 will be $300,000, of which $150,000 was a signing bonus payable on January 31, 2016 provided that Mr. Bergera was employed by the Company as of such date. The agreement is for an initial term of three years and will renew for successive one year periods until September 2025 unless either we or Mr. Bergera provides written notice of non-renewal at least 30 days prior to the end of the initial term or renewal term, as applicable.

        Pursuant to the agreement, Mr. Bergera also received an option grant under our 2007 Omnibus Incentive Plan to purchase up to 1,350,000 shares of our common stock (the "Option"). The Option vests in equal annual installments over four years and has an exercise price equal to the closing sales price of our common stock on the date of grant of the Option.

        If during the initial term of the agreement or any renewal term, Mr. Bergera's employment with the Company is terminated without Cause (as such term is defined in the agreement), Mr. Bergera will be entitled to receive (i) salary continuation payments for 12 months following his termination, (ii) a lump sum payment equal to the pro-rated portion of his target bonus established by the Compensation Committee for the fiscal year in which his employment is terminated and (iii) reimbursement for the cost of COBRA coverage for a period of up to 12 months following the termination. If Mr. Bergera is terminated without Cause or resigns for Good Reason within 12 months following a Change in Control (as such terms are defined in the agreement) (such termination or resignation, a "CIC Termination"), Mr. Bergera will be entitled to receive (i) a lump sum payment equal to 125% of his base salary as then in effect, (ii) a lump sum payment equal to the pro-rated portion of his target bonus established by the Compensation Committee for the fiscal year in which the CIC Termination occurs, (iii) reimbursement for the cost of COBRA coverage for a period of up to 12 months following the CIC Termination, and (iv) acceleration of the vesting of the Option. In addition, upon termination of his employment due to death, Mr. Bergera's estate or beneficiaries will be entitled to receive salary continuation payments in the aggregate equal to 50% of his then current base salary.

  Agreement with Andrew Schmidt

        We entered into an employment agreement dated March 9, 2015 with Andrew Schmidt, our Chief Financial Officer, in connection with his hiring. Pursuant to the agreement, Mr. Schmidt will receive an annual base salary of $325,000, which may be increased from time to time at the discretion of the Board or the Compensation Committee. He will also be eligible to participate in our executive bonus plan as then in effect and his potential bonus for each year will be established annually by the Board or the Compensation Committee, provided that the bonus potential for Fiscal 2016 was to be $125,000. The agreement will have an initial term of two years and will renew for successive one year periods until March 2025 unless either the Company or Mr. Schmidt provides written notice of non-renewal at least 30 days prior to the end of the initial term or renewal term, as applicable. The agreement was amended on June 12, 2017 and provides that if Mr. Schmidt's employment with the Company is terminated without Cause or in connection with a Change of Control (as such terms are defined in the agreement), Mr. Schmidt will be entitled to salary continuation payments for twelve months following his termination of his annual base salary as then in effect. In addition, Mr. Schmidt will be entitled to receive reimbursement for the cost of COBRA coverage for a period of up to twelve months following such termination.

  Iteris, Inc. Executive Severance Plan

        The Iteris, Inc. Executive Severance Plan (the "Severance Plan") was adopted on February 5, 2018. Each individual employed by the Company or its subsidiary, who is an officer subject to Section 16 of the Securities Exchange Act of 1934, as amended, and who is not otherwise covered by an employment agreement that includes severance terms, is eligible to receive severance payments under the Severance Plan upon certain qualifying terminations of employment (the "Eligible Employees"). Eligible Employees for the purposes of the Severance Plan is limited to a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

        The Severance Plan provides Eligible Employees with severance payments in the event that an Eligible Employee's employment with the Company or its subsidiaries is terminated either (a) by the Company without Cause not in connection with a Change of Control ("Non-CIC Qualifying Termination") or (b) if in connection with or within 12 months following a Change of Control, by the

Eligible Employee for Good Reason (as such terms are defined in the Severance Plan) or by the Company without Cause (a "CIC Qualifying Termination").

        Non-CIC Qualifying Termination.    Upon a Non-CIC Qualifying Termination, an Eligible Employee will be eligible to receive the following:

  •
  A cash payment equal to the Eligible Employee's annual base salary, payable in substantially equal installment payments over the one-year period following termination, in accordance with the Company's normal payroll practices; and

  •
  Reimbursement for the Eligible Employee's monthly COBRA premiums for the 12-month period following termination or until the Eligible Employee receives substantially similar medical coverage from another employer.

        CIC Qualifying Termination.    Upon a CIC Qualifying Termination, an Eligible Employee will be eligible to receive the following:

  •
  A cash payment equal to the Eligible Employee's annual base salary, payable in a lump sum on the next payroll date after the 61st day following termination; and

  •
  Reimbursement for the Eligible Employee's monthly COBRA premiums for the 12-month period following, or until the Eligible Employee receives substantially similar medical coverage from another employer.

        The severance payments are subject to the Eligible Employee's execution of a severance agreement within 60 days following termination that includes a release of claims and certain non-solicitation, confidentiality, and non-disparagement restrictions.

        The Company may amend or terminate the Severance Plan at any time by providing at least 90 days' advance written notice to each participant, provided that no such amendment or termination that has the effect of reducing or diminishing the right of any participant will be effective unless one year's advance written notice is provided to participants, and such amendment or termination will not be effective if a Change of Control occurs during the one-year notice period.

Indemnification of Directors and Officers

        Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and our bylaws require us to advance litigation expenses upon receipt of an undertaking by the director or officer. If it is ultimately determined that the director or officer is not entitled to indemnification, the director or officer is required to repay such advances. The bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        We have entered into agreements to indemnify certain of our directors and officers in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements, among other things, indemnify such directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of Iteris, or as a director or officer of any other company or enterprise to which the person provides services at our request.

Generally Available Benefit Plans

        Section 401(k) Plan.    We make available a tax-qualified retirement plan that provides eligible employees, including our executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Participants are able to defer a portion of their eligible compensation, subject to applicable annual limits under the Internal Revenue Code of 1986, as amended (the "Code"). Pre-tax contributions are allocated to each participant's individual account and may be invested in selected alternative investments according to the participant's direction. We do currently make a matching contribution under the 401(k) plan up to a maximum of 4% of the employee's base salary. Such matching contribution is at the discretion of the Board and is typically evaluated on an annual basis.

        Employee Stock Purchase Plan.    We maintain an employee stock purchase plan (the "ESPP"), which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, to promote stock ownership by our employees. The ESPP was approved by our stockholders in November 2017, and 1,000,000 shares of common stock have been reserved for issuance under the ESPP. Under the ESPP, eligible employees are able to acquire shares of our common stock by accumulating funds through payroll deductions.

COMPENSATION DISCUSSION AND ANALYSIS

        This section discusses the principles underlying our compensation policies for our executive officers who are named in the "Summary Compensation Table" below, who we refer to as our "named executive officers" or "NEOs" for Fiscal 2018 and who include the following executive officers:

  •
  Joe Bergera, our Chief Executive Officer, President and Director;

  •
  Andrew Schmidt, our Chief Financial Officer, Vice President of Finance and Secretary;

  •
  James Chambers, our Senior Vice President and General Manager, Agriculture and Weather Analytics;

  •
  Todd Kreter, our Senior Vice President and General Manager, Roadway Sensors; and

  •
  Ramin Massoumi, our Senior Vice President and General Manager, Transportation Systems.

Compensation Philosophy and Objectives

        Our philosophy is to provide our named executive officers with compensation that will motivate and retain them, provide them with meaningful incentives to achieve and exceed short-term and long-term corporate objectives set by our Compensation Committee, and align their long-term interests with those of our shareholders. Based on this philosophy, the compensation programs for our named executive officers are designed to achieve the following primary objectives:

  •
  establish a compensation structure that is competitive enough to attract, retain and motivate outstanding executive talent;

  •
  ensure that any cash incentive compensation programs for our named executive officers are aligned with our corporate strategies and business objectives by tying the potential payouts under such programs to the achievement of key strategic, financial and operational goals; and

  •
  utilize long-term equity awards to align interests between our named executive officers and stockholders.

Impact of 2016 Say-on-Pay Vote

        The most recent stockholder advisory vote on executive officer compensation required under the federal securities laws was held on December 15, 2016. Approximately 81.5% of the total votes cast on such proposal (which excluded broker non-votes) were in favor of the compensation of the named executive officers, as that compensation was disclosed in the various compensation tables and narrative that appeared in the Company's proxy statement dated November 21, 2016. Based on that high level of stockholder approval, the Compensation Committee decided not to make any material changes to the Company's compensation philosophies, policies and practices for the Fiscal 2018 compensation of the named executive officers. Based on the voting preference of the Company's stockholders, advisory votes on executive officer compensation will be conducted every three years. Accordingly, the next advisory vote will be conducted at the 2019 Annual Meeting of Stockholders. The Compensation Committee will continue to take into account each such advisory vote in order to determine whether any subsequent changes to the Company's executive compensation programs and policies would be warranted to reflect any stockholder concerns in those advisory votes.

Annual Review of Cash and Equity Compensation

        We conduct an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers to ensure that compensation is structured appropriately to achieve our objectives. We review each component of compensation as related but distinct. Although the Compensation Committee reviews total compensation, it has not adopted any formal guidelines for allocating total compensation between cash and equity compensation. We determine the appropriate level of each compensation component based in part, but not exclusively, on our retention goals and short-term and long-term objectives.

        This review generally occurs in the first quarter of each fiscal year at which time the Compensation Committee establishes executive officer base salaries for the following fiscal year, reviews and approves any bonus awards and programs, establishes the performance objectives for our cash based bonus plan, and may grant equity compensation to the executive officers to ensure their interests are aligned with our stockholders and for retention. In Fiscal 2018, the Compensation Committee engaged and retained the services of an independent compensation consulting firm, Frederic W. Cook & Co., Inc. ("FWC"), to assist in the review of its executive compensation with respect to our Chief Executive Officer and our Chief Financial Officer. This consultant provided the Compensation Committee with market data and analysis of our total direct compensation for such executive officer positions as compared with the competitive market. FWC reports only to the Compensation Committee and has not performed any other work for the Company since being retained as an independent consultant to the Compensation Committee. As provided in its charter, the Compensation Committee has the authority to determine the scope of FWC's services and may terminate their engagement at any time.

        In setting executive compensation, the Compensation Committee takes into account a number of factors, including the nature and scope of the named executive officer's responsibilities, his or her individual performance level and contribution to the achievement of our corporate objectives, the experience level of the executive, the recommendations of our Chief Executive Officer for each individual's compensation package (other than his own) and the compensation trends in the industry.

        As part of the review process, our Chief Executive Officer provides our Compensation Committee with recommendations as to the base salary, cash bonus potential and long-term equity incentive award for each of our executive officers other than himself based on that officer's level of responsibility, individual performance and contribution to the attainment of our strategic corporate objectives and market data. Our Compensation Committee takes the Chief Executive Officer's recommendations into consideration in setting named executive officer compensation, but retains complete discretionary authority to make all compensation-related decisions for our named executive officers. Our Compensation Committee makes its compensation decisions with respect to the Chief Executive Officer on the basis of relevant market data furnished by a variety of sources and its subjective assessment of individual performance and contributions to our overall corporate performance. Any decisions regarding our Chief Executive Officer's compensation are made without such officer present.

Compensation Components and Structure

        We utilize three main components in structuring compensation programs for our named executive officers:

  •
  Base salary, which is the only fixed compensation element in executive compensation program and is primarily used to recruit and retain executive talent and provide an element of economic security from year to year;

  •
  Performance-based cash bonuses that are primarily designed to reward achievement of financial and operational goals; and

  •
  Equity incentive awards designed to ensure long-term retention of our executive talent and align their interests with those of our stockholders.

        We view each component of compensation as related but distinct. It is the practice of our Compensation Committee to allocate a substantial portion of each named executive officer's total compensation to performance and long-term incentive compensation as a result of the philosophy described above. While the Compensation Committee does establish specific performance criteria for its cash-based bonus plan each year, there is no formal pre-established policy for the allocation of compensation between cash and non-cash components or between short-term and long-term components, and there are no pre-established ratios between the compensation of our Chief Executive Officer and that of the other named executive officers. Instead, our Compensation Committee determines the compensation of each named executive officer annually based on its review of the market data, its subjective analysis of that individual's performance and contribution to our financial performance and the other factors identified in the "Annual Review of Cash and Equity Compensation" section above to determine the appropriate level and balance of total compensation. We believe that this approach allows us to tailor compensation for each named executive officer to attract, retain and motivate that executive officer within the parameters of our compensation philosophy.

        Base Salaries.    Base salaries are set at levels that are intended to recognize the experience, skills, knowledge and responsibilities required of all our named executive officers. Each named executive officer's base salary level is typically reviewed on an annual basis and adjustments may be made to the individual's base salary on the basis of his or her level of performance, the overall performance of the Company and the various compensation trends in our industry.

        In June 2017, the Compensation Committee reviewed the base salaries of the named executive officers and established the base salaries for Fiscal 2018 for such officers as is set forth below.

Named Executive Officer	Fiscal 2018 Annual Base Salary
Joe Bergera	$400,000
Andrew Schmidt	351,500
James Chambers	172,534	(1)
Todd Kreter	275,516
Ramin Massoumi	259,248

(1)
Mr. Chamber's Fiscal 2018 base salary was prorated since he joined the Company in August 14, 2017.

        Fiscal 2018 Cash-Based Bonus Plan ("2018 Bonus Plan").    Our named executive officers are eligible to receive an annual cash-based bonus under our 2018 Bonus Plan. Each year, our Compensation Committee establishes the performance objectives to be attained and the target bonuses payable based on the level of attainment of the specified goals, which generally include the Company's revenues and operating income for the fiscal year, the revenues and contribution margin of such officer's business unit, as applicable, and personal objectives set for each officer ("MBOs"). We define "contribution margin" as the business unit's operating income without corporate expense allocations. Corporate operating income and the operating income of each business unit is calculated on a non-GAAP basis to exclude amortization, depreciation, stock-based compensation, goodwill impairment charge, if any, and such other non-cash items that the Compensation Committee, in its sole discretion, believes are not directly indicative of the performance of the Company and the business units. The Compensation Committee typically meets near the end of the first fiscal quarter of each year to evaluation the NEO's achievement of such performance objectives and annual bonuses are typically paid out as soon as practicable thereafter.

        The corporate and business unit performance targets and the actual achievement of such objectives for Fiscal 2018 were as follows (dollars in thousands):

Performance Components	No Bonuses At or Below	Target	Maximum	Actual	% Attained
Corporate Revenue	$82,587	$103,234	$123,881	$103,729	100.5%
Corporate Operating Income	(2,105)	(1,754)	(1,403)	(5,602)	31.3
Roadway Sensors Revenue	36,472	45,590	54,708	44,163	96.9
Roadway Sensors Contribution Margin	8,004	10,005	12,006	8,825	88.2
Transportation Systems Revenue	40,310	50,388	60,466	54,481	108.1
Transportation Systems Contribution Margin	6,250	7,812	9,374	8,639	110.6
Agriculture and Weather Analytics Revenue	5,805	7,256	8,707	4,891	0.0
Agriculture and Weather Analytics Contribution Margin	(6,940)	(5,783)	(4,626)	(8,048)	0.0

        If our performance for Fiscal 2018 exceeded the Company and business unit performance targets set for bonus purposes, the named executive officers could have earned an additional bonus of up to 50% of the target bonus award that was not based upon achieving individual objectives. The full 50% additional bonus would have been earned by the NEOs if the Company had achieved the performance goals set forth under the "Maximum" column above. If the Company had achieved performance that was less than the goals set forth under the "Maximum" column but more than the amounts set forth under the "Target" column, the additional bonus payable would have been proportional, or based on the level of the Maximum goal achieved when measured from the Target amount. For example, if the performance had exceeded the Target goal by 25% of the difference between the Maximum and Target amounts, then 25% of the 50% additional bonus relating to such performance goal would have been payable.

        The performance objectives, target bonus and actual bonus for each of our named executive officers for Fiscal 2018 is as follows:

Named Executive Officer	Performance Objectives Allocation (%)	2018 Target Bonus ($)	2018 Actual Bonus ($)		% of Target Awarded (%)
Joe Bergera		$300,000	$180,000		60%
Corporate Revenue	40%
Corporate Operating Income	40
MBOs	20
Andrew Schmidt		156,725	94,035	(1)	60
Corporate Revenue	40
Corporate Operating Income	40
MBOs	20
James Chambers		100,833	65,541		65
Agriculture and Weather Analytics Revenue	10
Agriculture and Weather Analytics Contribution Margin	10
Corporate Revenue	15
Corporate Operating Income	15
MBOs	50
Todd Kreter		151,534	99,281		66
Roadway Sensors Revenue	25
Roadway Sensors Contribution Margin	25
Corporate Revenue	15
Corporate Operating Income	15
MBOs	20
Ramin Massoumi		142,586	127,925		90
Transportation Systems Revenue	25
Transportation Systems Contribution Margin	25
Corporate Revenue	15
Corporate Operating Income	15
MBOs	20

(1)
Excludes $15,000 additional discretionary bonus earned in Fiscal 2018 for successful completion of special projects.

        See "2018 Grant of Plan-Based Awards" below for additional information on Fiscal 2018 cash bonuses.

        Equity Compensation.    Our equity award program is the primary vehicle for offering long-term incentives to our named executive officers and providing an inducement for long-term retention. Our equity component also aligns the interests of our named executive officers with those of our stockholders and focuses their attention on the creation of stockholder value in the form of stock price appreciation. The Compensation Committee uses both stock options and restricted stock units as part of the Company's long-term incentive program for named executive officers, and the relative allocation of such instruments may vary from time to time. The Company believes that there are several advantages of using restricted stock units including ongoing concerns over the dilutive effect of option grants on the Company's outstanding shares, the Company's desire to have a more direct correlation between the compensation expense it must record for financial accounting purposes and the actual value delivered to executive officers, and the fact that the incentive and retention value of a restricted stock unit award is less affected by market volatility than stock options. We believe that the equity-

based compensation provides our named executive officers with a direct interest in our long-term performance and creates an ownership culture that establishes a mutuality of interests between our named executive officers and our shareholders.

        Typically, the Compensation Committee provides grant guidelines to our Chief Executive Officer, who in turn will make recommendations back to the Compensation Committee regarding the number of options to be granted to our executive officers. See "2018 Grant of Plan-Based Awards" below for the Fiscal 2018 awards.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the discussion and analysis of the compensation of our named executive officers as disclosed in this Annual Report under the heading "Compensation Discussion and Analysis." Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

Kevin Daly, Ph.D. Scott E. Deeter Thomas L. Thomas (Chairman)

Compensation Risk Assessment

        The Compensation Committee has evaluated our compensation programs and policies as generally applicable to our employees to ascertain any potential material risks that may be created by the compensation programs. The Compensation Committee concluded that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse impact on our business or our financial condition. The following compensation design features help minimize the incentives for excessive risk-taking:

  •
  Our base pay programs consist of generally competitive salary rates that represent a reasonable portion of total compensation and provide a reliable level of income on a regular basis, which decreases incentive on the part of our executives to take unnecessary or imprudent risks;

  •
  A portion of each executive's incentive compensation opportunity is tied to long-term incentive compensation that emphasizes sustained performance over time. This reduces any incentive to take risks that might increase short-term compensation at the expense of longer term results; and

  •
  Annual equity awards have multi-year vesting which aligns the long-term interests of our executives with those of our stockholders and, again, discourages the taking of short-term risk at the expense of long-term performance.

  •
  Each officer has multiple performance objectives, some of which relate to the Company as a whole, which is more difficult for an officer to manipulate.

Pay Ratio

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our Chief Executive Officer, Joe Bergera (the "CEO"), to that of our median employee (excluding our Chief Executive Officer). The SEC requires us to disclose the annual total compensation of each of Mr. Bergera and such median employee, as well as the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the Summary Compensation Table). Please see the "Summary Compensation Table" for an explanation of amounts set forth in the "Stock Awards" columns.

        The pay ratio values for Fiscal 2018 are as follows:

  •
  The estimated median of the annual total compensation of all employees of the Company (other than our CEO) was $68,428; and

  •
  The Fiscal 2018 annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this report, was $1,234,825.

  •
  Based on this information, for Fiscal 2018, the estimated ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 18 to 1.

  Pay Ratio Methodology

        We used the following methodology to identify our median employee and calculate the above-disclosed values.

  •
  In determining our median employee, we chose our fiscal year end, March 31, 2018, as the determination date (the "Determination Date"), which date is within the last three months of our last completed fiscal year, for the determination of employees in such analysis. As of the Determination Date, Iteris and its wholly-owned subsidiary, employed an aggregate of 446 persons (excluding our CEO), consisting of 413 full-time and 33 part-time, all of whom reside in the United States.

  •
  We used a Consistently Applied Compensation Measure ("CACM") for all our employee (but excluding our CEO), to calculate the median employee compensation earned in Fiscal 2018. For our CACM, we used our internal payroll records for Fiscal 2018 to identify the sum of (i) base salary or wages earned, (ii) annual bonus earned for Fiscal 2018, (iii) the Company's 401(k) matching contribution made in Fiscal 2018, and (iv) the grant date fair value of stock awards approved during Fiscal 2018 for each employee employed as of the Determination Date.

  •
  In determining our median employee, we did not use any of the exemptions permitted under SEC rules. Similarly, except as described above, we did not rely on any material assumptions, adjustments (e.g., cost-of-living adjustments) or estimates (e.g., statistical sampling) to identify our median employee or to determine annual total compensation or any elements of annual total compensation for our median employee or our CEO.

  •
  We then calculated the median employee's Fiscal 2018 compensation in the same manner (using the same components) as the NEOs' compensation as presented in the Summary Compensation Table, which required us to substitute bonus earned in Fiscal 2018 instead of the bonus actually paid in Fiscal 2018.

        The SEC rules for identifying the median employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

PROPOSAL TWO:
APPROVAL OF AMENDED AND RESTATED
ITERIS, INC. 2016 OMNIBUS INCENTIVE PLAN

        At the Annual Meeting, stockholders will be asked to consider and approve a proposal to amend and restate the Iteris, Inc. 2016 Omnibus Incentive Plan (the "2016 Plan") for the primary purpose to (i) increase the number of shares of common stock available for issuance under the Plan by an additional 2,400,000 shares and (ii) make certain technical changes to conform the 2016 Plan to current law. The Board adopted the amendment and restatement of the 2016 Plan on August 6, 2018, subject to stockholder approval at the Annual Meeting.

        Incentive compensation programs play a pivotal role in our effort to attract and retain key personnel essential to our long-term growth and financial success. For that reason, we have structured the 2016 Plan to provide flexibility in designing equity incentive programs with a broad array of equity incentives, such as stock options, stock appreciation rights, stock awards, restricted stock units, cash incentive awards, and dividend equivalents, so that we may implement competitive incentive compensation programs for our key employees and non-employee directors. As of August 30, 2018, a total of 1,300,902 shares of common stock remained available for future grants under the 2016 Plan. We believe that the current share reserve amount is insufficient to meet our future needs with respect to attracting, motivating and retaining key executives and employees in a competitive market for talent. If this proposal is not approved, we may be unable to continue to offer competitive equity packages to attract and retain employees and we may have to increase cash compensation to recruit, retain and motivate our employees, thereby reducing resources available to meet our business needs.

Current Overview of Outstanding Equity Information

        The 2016 Plan became effective on December 15, 2016 upon its approval by the stockholders at the 2016 Annual Meeting (the "Plan Effective Date"). The 2016 Plan is the successor to our 2007 Omnibus Incentive Plan (the "Predecessor Plan"), which terminated on the Plan Effective Date, following which no awards may be made under the Predecessor Plan. The 2016 Plan is the only plan under which discretionary equity awards may be granted to our employees and other service providers, although grants may be made outside of the 2016 Plan under certain circumstances.

        When deciding on the number of shares to be available for awards under the 2016 Plan, the Board considered a number of factors, including the remaining number of shares available under the 2016 Plan, the number of shares needed for future awards, a dilution analysis, the recommendation from the Compensation Committee based on input from FWC, competitive data from relevant peer companies, the current and future accounting expenses associated with our equity award practices, and input from our stockholders and stockholder advisory firms.

        The Company currently has awards outstanding under the 2016 Plan and the Predecessor Plan. As of August 30, 2018, there were 1,858,150 shares subject to outstanding options and 99,938 shares subject to outstanding restricted stock units under the 2016 Plan and 2,293,750 shares subject to outstanding options and 45,000 shares subject to outstanding restricted stock units under the

Predecessor Plan, as described in the table below. The total shares of the Company's common stock outstanding as of August 30, 2018 was 33,241,187.

Plans as of July 31, 2018	Shares Subject to Outstanding Stock Options(1)	Shares Subject to Outstanding Full Value Awards(2)	Shares Remaining Available for Future Grant	Total Aggregate Shares
2016 Plan	1,858,150	99,938	1,300,902	3,258,990
Predecessor Plan	2,293,750	45,000	—	2,338,548
Total (Before 2016 Plan amendment and restatement is approved)	4,151,900	144,938	1,300,902	5,597,740
Shares Available for Future Grant Upon Approval of the amendment and restatement of 2016 Plan(3)	4,151,900	144,938	3,700,902	7,997,740

(1)
As of August 30, 2018, the 4,151,900 stock options outstanding had a weighted average exercise price per share of $3.60 and a weighted average life of 7.8 years.

(2)
Consists solely of RSUs.

(3)
This is subject to adjustment and increase as discussed in the section titled "Securities Subject to 2016 Plan" below.

        Based on the Company's common stock outstanding as of July 31, 2018, the aggregate total 5,597,740 shares issuable under the 2016 Plan and the Predecessor Plan as set forth in the table above represents an overhang of approximately 14.4% of shares. If the amendment and restatement of the 2016 Plan is approved, the additional 2,400,000 shares available for issuance would increase the overhang to approximately 19.2% if shares available for future grant are expressed in stock options, or 15.8% if shares available for future grant are expressed in full-value shares. The Company calculates "overhang" as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.

        We recognize that equity awards dilute existing stockholders. In connection with our stock-based compensation programs, we are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our stock award "burn rate" each year. Our annual burn rate is determined by dividing the number of shares of our common stock subject to stock-based awards we grant in a fiscal year by the weighted average number of our fully-diluted shares of common stock outstanding for that fiscal year.

Fiscal Year	Stock Options Granted	RSUs Granted	Total Granted	Weighted Average Common Stock Outstanding	Burn Rate
2018	1,103,150	72,590	1,175,740	32,776,447	4%
2017	904,500	141,081	1,045,581	32,174,431	3%
2016	1,807,500	62,500	1,870,000	32,048,586	6%
3-Year Average	1,271,717	92,057	1,363,774	32,333,155	4%

        Based on our current equity award practices, the Board estimates that the authorized shares under the 2016 Plan may be sufficient to provide us with an opportunity to grant equity awards for approximately two to three years, in amounts determined appropriate by the Compensation Committee or the Board, which will administer the 2016 Plan (as discussed below). This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of shares of the common stock, the mix of options and full value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years.

Highlights of the 2016 Equity Plan

        The 2016 Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and which protect the stockholders' interests, as described below.

        Prohibition on repricings:    The 2016 Plan prohibits the reducing of the exercise price in effect for outstanding options or stock appreciation rights, the cancellation and replacement of stock options or stock appreciation rights with a grant with a lower exercise price, or a cash buyout of an underwater option or stock appreciation right (except as permitted in a change in control or in the case of an adjustment event as described in the section titled "Changes in Capitalization" below).

        No evergreen authorization:    The 2016 Plan does not have an evergreen provision, which normally permits an automatic annual increase in the share pool without further stockholder approval.

        Reasonable limit on full value awards:    For purposes of calculating the shares that remain available for issuance under the 2016 Plan, grants of options and stock appreciation rights will be counted as the grant of one share for each one share actually granted, as described below. However, to protect stockholders from potentially greater dilutive effect of full value awards (i.e., awards other than options and stock appreciation rights), all grants of full value awards will be deducted from the 2016 Plan's share reserve as 1.79 shares for every one share actually granted.

        No automatic vesting upon a change in control:    The 2016 Plan allows for an acquiring corporation to assume outstanding awards, and if awards are assumed, they will generally not accelerate on the change in control. If awards are not assumed, the vesting of such awards will be accelerated. The plan administrator also has the discretion to take alternative actions such as accelerating the vesting of outstanding awards or requiring that participants exchange outstanding accelerated awards for cash.

        Minimum vesting periods:    Options and stock appreciation rights are subject to a minimum vesting period of at least one year. However, up to 5% of the available shares of common stock authorized for issuance under the 2016 Plan as of the Plan Effective Date may be issued pursuant to options or stock appreciation rights that vest (in full or in part) over a period of less than one year from the date of grant of the awards (the "5% Basket"). Any option or stock appreciation right granted under the 2016 Plan may vest in full or in part upon death or disability of the participant, or upon a change in control, under the terms of the 2016 Plan or the applicable award agreement, and such vesting shall not count against the 5% Basket.

        No discounted stock options or stock appreciation rights:    Stock options and stock appreciation rights must have an exercise price or base price at or above fair market value on the date of grant.

        Limit on director pay:    The maximum aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards made to a non-employee director under the 2016 Plan in a single fiscal year, taken together with any cash payments (including the annual retainer and any other compensation) paid to such non-employee director in respect of such fiscal year, shall not exceed $250,000 in total value.

        No tax gross-ups:    The 2016 Plan does not provide for any tax gross-ups.

        No liberal change-in-control definition:    The 2016 Plan defines change in control based on the consummation of the transaction rather than the announcement or stockholder approval of the transaction.

        Limitation on dividends and dividend equivalents:    Any dividends or dividend equivalents payable in connection with a performance-based award will be subject to the same performance goal vesting restrictions as the underlying award and will not be paid until and unless such performance goals are met.

        Administered by an independent committee:    The 2016 Plan will be administered by our Board's Compensation Committee, which consists entirely of independent directors. Administration of the 2016 Plan may also be delegated to a secondary committee or, one or more officers or retained by the Board as described in more detail below.

Summary Description of 2016 Omnibus Incentive Plan

        The principal terms and provisions of the 2016 Plan, as amended and restated, are set forth below. The summary, however, is not intended to be a complete description of all the terms of the 2016 Plan and is qualified in its entirety by reference to the complete text of the 2016 Plan, attached to this proxy statement as Appendix B, which may be accessed on the SEC's website at www.sec.gov. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to our Corporate Secretary at our principal offices at 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705.

        Types of Awards.    The following types of awards may be granted under the 2016 Plan: options, stock appreciation rights, stock awards, restricted stock units, cash incentive awards and dividend equivalent rights. The principal features of each type of award are described below.

        Administration.    The Compensation Committee has the exclusive authority to administer the 2016 Plan with respect to awards made to our executive officers and non-employee directors and has the authority to make awards under the 2016 Plan to all other eligible individuals. However, our Board may, at any time appoint a secondary committee of one (1) or more Board members to have separate but concurrent authority with the Compensation Committee to make awards under the 2016 Plan to individuals other than executive officers and non-employee directors or the Board may retain authority to make awards to such persons. To the extent permitted by law, the Board or the Compensation Committee may delegate any or all of its authority to administer the 2016 Plan to one or more officers (other than with respect to grants to executive officers and non-employee directors). In January 2018, the Board exercised this authority and delegated to the Company Chief Executive Officer the authority to grant options to purchase up to 60,000 in any fiscal year to key non-executive hires under the 2016 Plan, provided that the options are granted with an exercise price per share equal to the fair market value of the Company's common stock on the date of grant.

        The term "plan administrator," as used in this summary, will mean our Compensation Committee, the Board and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the 2016 Plan.

        Eligibility.    Officers and employees, non-employee directors, as well as consultants and other independent advisors, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) are eligible to participate in the 2016 Plan. As of August 30, 2018, approximately 394 persons (including six executive officers) and six non-employee directors were eligible to participate in the 2016 Plan.

        Securities Subject to 2016 Plan.    Subject to the capitalization adjustments and the add back provisions related to outstanding awards under the Predecessor Plan, each as described below, an aggregate of up to 5,903,602 shares shall be reserved for issuance under the 2016 Plan. This share reserve is comprised of (i) the 3,400,108 shares available on the Plan Effective Date (after taking into account awards granted under the Predecessor Plan after July 22, 2016 and prior to the Plan Effective Date); (ii) the 103,494 shares transferred to the 2016 Plan from the Predecessor Plan since the Plan Effective Date; and (iii) the 2,400,000-share increase approved by the Board on August 6, 2018 subject to stockholder approval at the Annual Meeting.

        Shares subject to outstanding awards under the 2016 Plan and awards granted under the Predecessor Plan that expire or otherwise terminate prior to the issuance of the shares subject to those awards will be available for subsequent issuance under the 2016 Plan as follows: (a) for each share subject to an expired option or stock appreciation right, one share of common stock shall become available for subsequent issuance under the 2016 Plan, and (b) for each share subject to an expired award other than an option or stock appreciation right, 1.79 shares shall become available for subsequent issuance under the 2016 Plan.

        Any unvested shares issued under the 2016 Plan and the Predecessor Plan for cash consideration not less than the fair market value per share on the date of grant that are subsequently repurchased by us, at a price not greater than the original issue price paid per share, pursuant to our repurchase rights under the 2016 Plan and the Predecessor Plan will be added back to the number of shares reserved for issuance under the 2016 Plan and will accordingly be available for subsequent issuance.

        The number of shares of common stock reserved for issuance under the 2016 Plan shall be reduced on a one-for-one basis for each share subject to an option or stock appreciation right and by a fixed ratio of 1.79 shares for each share of common stock subject to an award other than an option or stock appreciation right.

        In addition, the following share counting procedures will apply in determining the number of shares of common stock available from time to time for issuance under the 2016 Plan:

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  Should the exercise price of an option or any withholding taxes incurred in connection with the exercise of an option granted under the 2016 Plan or the Predecessor Plan be paid in shares of our common stock (whether through the withholding of a portion of the otherwise issuable shares or through tender of actual outstanding shares), then in each such case the number of shares so tendered or withheld will be added to the shares reserved for issuance under the 2016 Plan on a one-for-one basis.

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  Should shares of common stock be withheld by us, or if shares are tendered by the participant, in each case in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or settlement of an award (other than an option or stock appreciation right) granted under the 2016 Plan or the Predecessor Plan, then in each case the number of shares so tendered or withheld will be added to the shares of common stock available for issuance under the 2016 Plan on a 1.79-for-one basis.

        Upon the exercise of any stock appreciation right granted under the 2016 Plan, the share reserve will be reduced by the net number of shares subject to the award.

        The maximum number of shares of common stock that may be issued pursuant to options intended to qualify as incentive stock options under the federal tax laws shall be limited to 5,903,602.

        The Company may grant awards in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any subsidiary. Such substitute awards will not reduce the shares of common stock authorized for issuance under the 2016 Plan or the limitations on grants to a participant during a fiscal year as described above. Additionally, if the acquired company's equity plan has shares available, such shares may be available for grant under the terms of that plan (as adjusted using the exchange ratio described above), which will not reduce the shares authorized for issuance under the 2016 Plan.

        The shares of common stock issuable under the 2016 Plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock that we acquire, including shares purchased on the open market.

        Participant Award Limits.    The maximum number of shares of common stock which may be issued pursuant to options or stock appreciation rights that are settled in shares and granted to any person under the 2016 Plan in any fiscal year shall be limited to 2,000,000 shares.

        The maximum number of shares for which awards (other than options and stock appreciation rights that are settled in shares) may be granted to any person under the 2016 Plan in any fiscal year shall not exceed 2,000,000 shares (which limit shall refer to the maximum amount that can be earned) in the aggregate.

        During any fiscal year, no participant may be granted cash incentive awards under which a total of more than $3,000,000 may be earned for each 12 months in the performance period.

        In addition, the maximum aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards made to a non-employee director under the 2016 Plan in a single fiscal year, taken together with any cash payments (including the annual retainer and any other compensation) paid to such non-employee director in respect of such fiscal year, shall not exceed $250,000 in total value.

        Awards.    The plan administrator has complete discretion to determine (a) which eligible individuals are to receive awards, (b) the type, size, terms and conditions of the awards to be made, (c) the time or times when those awards are to be granted, (d) the number of shares or amount of payment subject to each such award, (e) the time when the award is to become exercisable, (f) the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, (g) the maximum term for which the award is to remain outstanding, (h) the vesting and issuance schedules applicable to the shares which are the subject of the award, (i) the cash consideration (if any) payable per share subject to the award and the form of payment in which the award is to be settled, (j) the vesting schedule for a cash incentive award and (k) with respect to performance-based awards, the performance objectives, the amount payable at one or more levels of attained performance and the payout schedule.

        Stock Options.    Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent (100%) of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten (10) years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date or upon the achievement of pre-established performance objectives. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares. Payment of the exercise price may be paid in one or more of the following forms as determined by the plan administrator: cash, shares of our common stock, through a cashless exercise procedure pursuant to which the optionee effects a same-day exercise of the option and sale of the purchased shares through a broker in order to cover the exercise price for the purchased shares and the applicable withholding taxes and/or through a net exercise procedure pursuant to which we withhold a number of shares otherwise issuable upon exercise of the option having a value equal to the exercise price and applicable withholding taxes.

        Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised, provide for continued vesting during the applicable post-service exercise period and/or accelerate the exercisability or vesting of options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding.

        Stock Appreciation Rights.    The 2016 Plan allows the issuance of two types of stock appreciation rights:

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  Tandem stock appreciation rights granted in conjunction with options which provide the holders with the right to surrender the related option grant for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

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  Stand-alone stock appreciation rights which allow the holders to exercise those rights as to a specific number of shares of our common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate exercise price in effect for those shares. The exercise price per share may not be less than the fair market value per share of our common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of ten (10) years.

        The appreciation distribution on any exercised stock appreciation right will be paid in (i) cash, (ii) shares of our common stock or (iii) a combination of cash and shares of our common stock. Upon cessation of service with us, the holder of a stock appreciation right will have a limited period of time in which to exercise that right to the extent exercisable at that time. The plan administrator has complete discretion to extend the period following the holder's cessation of service during which his or her outstanding stock appreciation rights may be exercised, provide for continued vesting during the applicable post-service exercise period and/or accelerate the exercisability or vesting of stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation rights remain outstanding.

        Repricing.    The plan administrator may not implement any of the following repricing programs (except in the case of a corporate transaction as described in the section titled "Changes in Capitalization" below, without stockholder approval): (i) the cancellation of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of our common stock for consideration payable in cash, other awards or our equity securities (except in the event of a change in control) or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights.

        Stock Awards and Restricted Stock Units.    Shares of our common stock may be issued under the 2016 Plan subject to performance or service vesting requirements established by the plan administrator or as a fully-vested bonus for past services without any cash outlay required of the recipient. Shares of our common stock may also be issued under the 2016 Plan pursuant to restricted stock units which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those units, including (without limitation), a deferred distribution date following the termination of the recipient's service with us.

        The plan administrator will have the discretionary authority to structure one or more such awards so that the shares of common stock subject to those awards (or cash, as applicable) will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) cash flow; (ii) earnings (including earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, required rate of return on capital or return on invested capital; (xi) revenue, growth in revenue or return on sales; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin or gross margin; (xvi) return on operating revenue or return on operating profit; (xvii) market share, (xviii) market capitalization, (xix) application approvals, (xx) litigation and regulatory resolution goals, (xxi) implementation, completion or attainment of key projects, product sales or milestones, (xxii) budget comparisons, (xxiii) growth in stockholder value relative to the growth of a peer group or index; (xxiv) development and implementation of strategic plans and/or organizational restructuring goals; (xxv) development and implementation of risk and crisis management programs; (xxvi) improvement in workforce diversity; (xxvii) compliance requirements and compliance relief; (xxviii) productivity goals; (xxix) workforce management and succession planning goals; (xxx) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxi) recruiting and maintaining personnel, employee retention, measures of customer satisfaction, employee satisfaction or staff development; (xxxii) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company's revenue or profitability or enhance its customer base; and (xxxiii) merger and acquisitions. In addition, such performance criteria may be based upon the attainment of specified levels of the Company's performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Company's business units or divisions or any parent or subsidiary. Each applicable performance goal may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. Each applicable performance goal may be structured at the time of the award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) the operations of any business acquired by the Company; (F) the divestiture of one or more business operations or the assets thereof; (G) the effects of any corporate transaction, such as a merger, consolidation, separation (including spin-off or other distributions of stock or property by the Company) or reorganization; (H) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events; (I) acquisitions or divestitures; (J) change in the corporate structure or capital structure of the Company; (K) an event either not directly related to the operations of the Company, parent, subsidiary, division, business segment or business unit or not within the reasonable control of management; (L) foreign exchange gains and losses; (M) a change in the fiscal year of the Company; (N) the refinancing or repurchase of bank loans or debt securities; (O) unbudgeted capital expenditures; (P) the issuance or repurchase of equity securities and other changes in the number of outstanding shares; (Q) conversion of some or all of convertible securities to common stock; (R) any business interruption event; (S) the cumulative effects of tax or accounting changes in accordance with GAAP; (T) the effect of changes in other laws or regulatory rules affecting reported results; and (U) any other adjustment consistent with the operation of the 2016 Plan. The plan administrator may also grant awards that are subject to vesting based on performance goals other than those set forth above.

        Should the participant cease to remain in service while holding one or more unvested shares or should the performance objectives not be attained with respect to one or more such unvested shares, then those shares will be immediately subject to cancellation. Outstanding restricted stock units will automatically terminate, and no shares of our common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained.

        Cash Incentive Awards.    The plan administrator may grant cash incentive awards, which need not relate to the value of shares of common stock. The terms and conditions for cash incentive awards will be determined by the plan administrator. Cash incentive awards may vest in one or more installments over a specified period of service or upon the achievement of specified performance objectives. Payment of cash incentive awards may be deferred for a period specified by the plan administrator. Upon cessation of service, the cash incentive award will automatically terminate without any payment if the designated service or performance goals have not been satisfied. However, the plan administrator has complete discretion to make a payment under one or more outstanding cash incentive awards as to which the service or performance goals have not been satisfied.

        Dividend Equivalent Rights.    Dividend equivalent rights may be issued as stand-alone awards or in tandem with other awards made under the 2016 Plan, except that dividend equivalents may not be granted in connection with an option, stock appreciation right or cash incentive award. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of our common stock) which is made per issued and outstanding share of common stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made either concurrently with the actual dividend or distribution made per issued and outstanding share of our common stock or may be deferred to a later date. Payment may be made in cash or shares of our common stock, or a combination of cash and shares, as determined by the plan administrator.

New Plan Benefits

        No awards have been granted under the amended and restated 2016 Plan. Any awards following approval of this proposal shall be at the discretion of the plan administrator. Accordingly, the benefits or amounts that may be received by or allocated to each of (i) the officers listed in the Summary Compensation Table, (ii) each of the nominees for election as a director, (iii) all non-employee directors as a group, (iv) all of our present executive officers as a group, and (v) all of our employees, including all other current officers, as a group under the 2016 Plan are not determinable at this time.

Outstanding Equity Awards

        The following table shows the number of shares of common stock subject to options and restricted stock units awarded under the 2016 Plan between April 1, 2017 and July 31, 2018 to our named executive officers and the other individuals and groups indicated below. No other type of equity award was granted during such period.

Name and Position	Number of Shares Subject to Options	Weighted Average Exercise Price per Share	Number of Shares Subject to RSU Awards
Named Executive Officers
Joe Bergera	250,000	$5.52	—
Chief Executive Officer, President and Director
Andrew Schmidt	100,000	5.52	—
Chief Financial Officer, Vice President of Finance and Secretary
James Chambers	150,000	5.66	—
Senior Vice President and General Manager, Agriculture and Weather Analytics
Todd Kreter	75,000	5.52	—
Senior Vice President and General Manager, Roadway Sensors
Ramin Massoumi	75,000	5.52	—
Senior Vice President and General Manager, Transportation Services
Non-Employee Directors
Kevin C. Daly, Ph.D.	—	—	5,788
Scott E. Deeter	—	—	5,788
Gerard M. Mooney	—	—	5,788
Laura L. Siegal	—	—	4,180
Thomas L. Thomas	—	—	5,788
Mikel H. Williams	—	—	5,788
All current executive officers as a group (6 persons)	675,000	5.55	—
All current non-employee directors as a group (6 persons)	—	—	33,120
All employees, excluding current executive officers as a group (76 persons)	473,150	5.61	41,350

General Provisions

        Minimum Vesting.    No option or stock appreciation right may vest over a period of less than one year from the date of grant, except that up to 5% of the available shares of common stock reserved for issuance under the 2016 Plan as of the Plan Effective Date may be issued pursuant to options or stock appreciation rights that vest over a period of less than one year from the date of grant. Additionally, any option or stock appreciation right granted under the 2016 Plan may vest upon the participant's death or disability, or upon a change in control, and such vesting will not count against the 5% Basket described above.

        Vesting Acceleration.    In the event we should experience a change in control, the following provisions will be in effect for all outstanding awards under the 2016 Plan, unless provided otherwise in an award agreement entered into with the participant:

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  Each outstanding award may be assumed, substituted, replaced with a cash retention program that preserves the intrinsic value of the award and provides for subsequent payout in accordance with the same vesting schedule applicable to the award or otherwise continued in effect by the successor corporation.

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  To the extent an award is not so assumed, substituted, replaced or continued, the award generally will automatically accelerate in full (with performance-based award vesting to be determined with reference to actual performance attained as of the change in control).

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  The plan administrator has complete discretion to grant one or more awards which will vest upon a change in control, whether or not such award is to be assumed or otherwise continued, or in the event the individual's service with us or the successor entity is terminated within a designated period following a change in control transaction in which those awards are assumed or otherwise continued in effect.

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  Unless the plan administrator establishes a different definition for one or more awards, a change in control will be deemed to occur for purposes of the 2016 Plan in the event (a) we are acquired by merger or asset sale or (b) there occurs any transaction (or series of related transactions within the twelve (12)-month period ending with the most recent acquisition) pursuant to which any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of our outstanding securities or (c) there is a change in the majority of the board effected through one or more contested elections for board membership.

        Changes in Capitalization.    In the event any change is made to the outstanding shares of our common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without our receipt of consideration or should the value of our outstanding shares of common stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution or should there occur any merger, consolidation, reincorporation or other reorganization, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2016 Plan; (ii) the maximum number and/or class of securities for which incentive stock options may be granted under the 2016 Plan; (iii) the maximum number and/or class of securities for which any one (1) person may be granted common stock-denominated awards under the 2016 Plan per calendar year; (iv) the number and/or class of securities and the exercise price per share in effect for outstanding options and stock appreciation rights; (v) the number and/or class of securities subject to each outstanding stock award, restricted stock unit, dividend equivalent right and any other award denominated in shares of our common stock and the consideration (if any) payable per share; and the number and/or class of securities subject to repurchase rights and the repurchase price payment per share. Such adjustments will be made in such manner as the plan administrator deems appropriate.

        Valuation.    The fair market value per share of our common stock on any relevant date under the 2016 Plan is deemed to be equal to the closing selling price per share on that date as determined by the NASDAQ Capital Market. As of August 30, 2018, the fair market value of our common stock determined on such basis was $5.09 per share.

        Stockholder Rights and Transferability.    No optionee has any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any stockholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of our common stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following optionee's death, and during the optionee's lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the 2016 Plan so that those options will be transferable during optionee's lifetime to one or more members of the optionee's family or to a trust established for the optionee and/or one or more such family members or to the optionee's former spouse, to the extent such transfer is in connection with the optionee's estate plan or pursuant to a domestic relations order. Standalone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.

        A participant will have full stockholder rights with respect to any shares of common stock issued to him or her under the 2016 Plan, whether or not his or her interest in those shares is vested. A participant will not have any stockholder rights with respect to the shares of common stock subject to restricted stock units until that award vests and the shares of common stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units, subject to such terms and conditions as the plan administrator may deem appropriate. Notwithstanding the foregoing, any dividends or dividend equivalents payable in connection with a performance-based award will be subject to the same restrictions as the underlying award and will not be paid until and unless such performance goals are met.

        Special Tax Election.    The plan administrator may provide one or more holders of awards under the 2016 Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the issuance, exercise or settlement of those awards. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our common stock in payment of such withholding tax liability.

        Deferral Programs.    The plan administrator may structure one or more awards (other than options and stock appreciation rights) so that the participants may be provided with an election to defer the compensation associated with those awards for federal income tax purposes.

        The plan administrator may also implement a non-employee director retainer fee deferral program that allows the non-employee directors the opportunity to elect to convert the Board and Board committee retainer fees to be earned for a fiscal year into restricted stock units that defer the issuance of the shares of common stock that vest under those units until a permissible date or event under Internal Revenue Code Section 409A.

        To the extent we maintain one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of common stock, the plan administrator may authorize the share reserve under the Plan to serve as the source of any shares of common stock that become payable under those deferred compensation arrangements.

        Amendment and Termination.    Our Board may amend or modify the 2016 Plan at any time subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our common stock is at the time primarily traded. Unless sooner terminated by our Board, the 2016 Plan will terminate on the earliest of (i) the date immediately preceding the tenth anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the 2016 Plan have been issued as fully-vested shares (iii) the termination of all outstanding awards in connection with certain changes in control or ownership, or (iv) the termination of the 2016 Plan by the Board.

Summary of Federal Income Tax Consequences

        The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the 2016 Plan.

        Option Grants.    Options granted under the 2016 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

        Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for ordinary income tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

        Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be a capital gain or loss.

        If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

        Non-Statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

        Stock Appreciation Rights.    No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Stock Awards.    The recipient of unvested shares of common stock issued under the 2016 Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.

        Restricted Stock Units.    No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Cash Incentive Awards.    In general, no taxable income is recognized upon receipt of cash incentive awards. The holder will recognize ordinary income in the year in which the cash incentive awards are actually paid to the participant, and the participant will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time of payment. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Dividend Equivalent Rights.    No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Section 162(m) of the Code.    Prior to 2018, Section 162(m) of the Code imposed a $1 million limit on the amount a public company may deduct for compensation paid to a company's chief executive officer or any of the company's three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year. This limitation did not apply to compensation that meets the tax code requirements for "qualifying performance-based" compensation (i.e., compensation paid only if the individual's performance meets pre-established objective goals based on performance criteria approved by stockholders, including stock options). We have modified the 2016 Plan to remove certain restrictions for future awards that previously were required to comply with Section 162(m) of the Code, which are no longer necessary as a result of the recent changes to Section 162(m) of the Code.

        The performance-based compensation exemption and the exemption of the chief financial officer from Section 162(m)'s deduction limit have been repealed, among other changes, effective for taxable years beginning after December 31, 2017, such that awards paid to our covered executive officers (including our chief executive officer) in excess of $1 million will not be deductible in future years, unless it qualifies for transition relief applicable to certain arrangements that were in effect as of November 2, 2017 and are not materially modified thereafter.

        As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the Compensation Committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.

        Accounting Treatment.    Pursuant to the accounting standards under Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, we will be required to expense all share-based payments, including grants of stock options, stock appreciation rights, restricted stock, restricted stock units and all other stock-based awards under the 2016 Plan. Accordingly, stock options and stock appreciation rights which are granted to our employees and non-employee directors and payable in shares of our common stock will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. Stock appreciation rights that are to be settled in cash will be subject to variable mark-to-market accounting until the settlement date. For shares issuable upon the vesting of restricted stock units awarded under the 2016 Plan, we will be required to amortize over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. Such accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals, although for performance-based awards, the grant date fair value will initially be determined on the basis of the probable outcome of performance goal attainment. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date. Dividends or dividend equivalents paid on the portion of an award that vests will be charged against our retained earnings. If the award holder is not required to return the dividends or dividend equivalents if they forfeit their awards, dividends or dividend equivalents paid on instruments that do not vest will be recognized by us as additional compensation cost.

        Finally, it should be noted that the compensation expense accruable for performance-based awards under the 2016 Plan will, in general, be subject to adjustment to reflect the actual outcome of the applicable performance goals, and any expenses accrued for such performance-based awards will be reversed if the performance goals are not met, unless those performance goals are deemed to constitute market conditions (i.e., because they are tied to the price of our common stock) under FASB Accounting Standards Codification Topic 718.

Required Vote

        Provided a quorum is present, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting on this Proposal Two is required for approval of the amendment and restatement of the 2016 Plan. Should such approval not be obtained, then the share reserve under the 2016 Plan will not be increased and awards will continue to be granted under the 2016 Plan, subject to previously authorized share limits.

        We are required to obtain stockholder approval for the amendment and restatement of the 2016 Plan under the rules of The Nasdaq Stock Market. Such approval is also necessary to permit us to grant incentive stock options to employees under Section 422 of the Internal Revenue Code.

        The Board believes that the amendment and restatement of the 2016 Plan is necessary for us to be able to attract and retain the services of individuals essential to our long-term growth and success.

Recommendation of the Board of Directors

        THE BOARD BELIEVES THAT PROPOSAL TWO IS IN OUR BEST INTERESTS AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2016 OMNIBUS INCENTIVE PLAN. UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR APPROVAL OF THE 2016 OMNIBUS INCENTIVE PLAN. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2016 OMNIBUS INCENTIVE PLAN.

 PROPOSAL THREE:
APPROVAL OF THE AMENDMENT AND RESTATEMENT
OF OUR RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE
CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

        On August 6, 2018, our Board unanimously approved, subject to stockholder approval, the amendment and restatement of our Restated Certificate of Incorporation (the "Restated Charter") (i) to eliminate cumulative voting in the election of directors; and (ii) to include a majority voting standard for the election of directors in substantially the form previously added to the Company's Bylaws. The full text of the Restated Charter is set forth in Appendix A to this proxy statement.

        Our stockholders currently may elect directors by a procedure called "cumulative voting." Cumulative voting enables a stockholder to cumulate such stockholder's votes for the election of a director nominee by casting a number of votes for such nominee equal to the number of directors to be elected multiplied by the number of votes to which the stockholder is entitled. The stockholder also may distribute his or her votes among two or more nominees on the same basis. This procedure allows a stockholder to cumulate his or her votes for one or more of the nominees for director, meaning that his or her votes may be cast for one or more of the nominees. For example, in an election of three directors where a stockholder has one vote per share of common stock, the stockholder would have three votes if cumulative voting was in effect. The stockholder could cast those three votes for one of the directors, or cast two votes for one director and one vote for another, or cast one vote for each of the three nominees.

        Our Board believes this procedure is overly complicated to implement, seldom if ever used by stockholders, and is no longer in the best interests of our company and our stockholders, particularly in view of our large number of stockholders and broad-based ownership of our shares. In addition, a stockholder or group of stockholders holding a relatively small number of shares that cumulatively votes its shares in an election of directors could elect one or more directors, whose loyalty may primarily be to the minority group responsible for their election rather than to our Company and all of our stockholders. Our Board believes that each director is responsible to, and should represent the interests of all stockholders, as opposed to a minority stockholder group that may have special interests and goals inconsistent with those of the majority of stockholders. The election of directors who view themselves as representing a particular minority stockholder group could result in partisanship and discord on our Board, and may impair the ability of our directors to act in the best interests of our company and all of our stockholders. In addition, our Board believes that cumulative voting is not a customary practice among other public companies, with fewer than 5% of Fortune 500 companies allowing cumulative voting in the election of directors. Accordingly, our Board is proposing to eliminate cumulative voting.

        The elimination of cumulative voting might under certain circumstances render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our common shares or the removal of incumbent management. Neither management nor our Board is aware of any attempt by any stockholder to accumulate sufficient shares to obtain control of our Company.

        In order to implement the removal of cumulative voting, the Company proposes to delete the references to cumulative voting in the EIGHTH and ELEVENTH Article in the Company's Restated Certificate of Incorporation and to add the following sentence at the end of the EIGHTH Article, "No stockholder shall have the right to cumulate votes in the election of directors." The foregoing amendment of the Restated Charter has been approved by our Board but is subject to stockholder approval.

        Appendix A to this proxy statement includes the full text of the Restated Charter. Because this Proposal provides only a summary of the proposed amendments contained in the Restated Charter, it may not contain all of the information that is important to you. Accordingly, you should read the Restated Charter carefully before you decide how to vote. The foregoing general description of the Restated Charter is qualified in its entirety by reference to the full text of the Restated Charter, which is set forth in Appendix A to this proxy statement.

        If the foregoing amendment is approved by the requisite vote of the stockholders, we will file the Restated Charter with the Delaware Secretary of State as soon as reasonably practicable after the Annual Meeting to give effect to such amendments. These amendments will become effective upon filing the Restated Charter with the Delaware Secretary of State. The Restated Charter will also contain the amendments discussed below under Proposal Four if such proposal is approved at the Annual Meeting.

Vote Required

        Approval of the proposed amendment to our Restated Certificate of Incorporation to eliminate cumulative voting in the election of directors will require the affirmative vote of the majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted "FOR" the approval of the foregoing amendment to the Restated Charter.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO OUR RESTATED CHARTER TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS.

PROPOSAL FOUR:

APPROVAL OF THE AMENDMENT AND RESTATEMENT
OF OUR RESTATED CERTIFICATE OF INCORPORATION
TO ADOPT A MAJORITY VOTING STANDARD
FOR UNCONTESTED DIRECTOR ELECTIONS

        The General Corporation Law of the State of Delaware provides that, unless otherwise addressed in a company's certificate of incorporation or bylaws, directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting. Under this default standard, directors receiving the highest number of affirmative votes from stockholders are elected.

        While historically our directors have been elected by a plurality standard, our Board periodically analyzes current corporate governance trends and considers the arguments in favor of and against maintaining the existing plurality voting standard. As a result of this analysis, our Board has determined that many public companies currently provide for a majority voting standard rather than a plurality standard, and that such an approach to director elections is currently viewed as a "best practice" by many commentators, large investors and other public companies perceived to be market leaders in the area of corporate governance.

        Our Board believes that generally requiring directors to be elected by a majority of votes cast both provides that only director nominees with broad acceptability among our voting stockholders will be elected to serve as members of our Board and enhances the accountability of each elected director to our stockholders. As a result, in May 2018, the Board adopted an amendment to the Company's bylaws to implement this majority voting standard in connection with uncontested director elections. After careful consideration, our Board has determined that it would be in the best interests of the Company to also amend our Restated Certificate of Incorporation to include a majority voting standard for uncontested director elections so that the Board cannot eliminate this majority voting standard in the future without stockholder approval of such elimination.

        In order to implement a majority voting standard for director nominees in an uncontested election, we are requesting that the stockholders approve the following amendment to our Restated Certificate of Incorporation, which shall be added at the end of the Eighth Article as follows if this Proposal Four is adopted by the stockholders:

          "At any meeting of stockholders at which directors may be elected, each director nominee shall be elected by an affirmative vote of a majority of the votes cast with respect to such director nominee by the stockholders entitled to vote in the election at a meeting at which a quorum is present, unless the number of nominees exceeds the number of directors to be elected, in which case each director nominee shall be elected by a plurality of the votes of the shares properly represented and entitled to vote in the election at such meeting. In the event that a nominee is already a director of the Corporation and does not receive a majority of the votes cast with respect to such nominee in an election where the number of nominees equals the number of directors to be elected, such nominee shall promptly tender his or her resignation to the Board of Directors and Board committees for consideration.

        The foregoing amendment has been approved by our Board of Directors but is subject to stockholder approval. The majority voting provisions will not apply to vacancies on the Board (including a vacancy resulting from an increase in the number of directors) filled by a vote of the Board. In addition, in a contested election, where the number of nominees exceeds the number of directors to be elected, a plurality voting standard would continue to apply.

        Our Board has adopted a resignation policy, which requires that any incumbent director nominee who fails to receive the requisite majority vote in an uncontested election must tender to the Board for its consideration his or her resignation from the Board and from all of the Board committees on which he or she serves. The Board will then assess the appropriateness of such nominee continuing to serve as a director. In its discretion, the Board will decide whether or not to accept or reject the resignation. The policy also provides that any director who tenders his or her resignation will not participate in the Board action regarding the consideration of such resignation.

        Appendix A to this proxy statement includes the full text of the Restated Charter containing the amendment discussed in this Proposal Four. Because this Proposal provides only a summary of the proposed amendment contained in the Restated Charter, it may not contain all of the information that is important to you. Accordingly, you should read the Restated Charter carefully before you decide how to vote. The foregoing general description of the Restated Charter is qualified in its entirety by reference to the full text of the Restated Charter, which is set forth in Appendix A to this proxy statement.

Vote Required

        Approval of the proposed amendment to our Restated Charter will require the affirmative vote of the majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted "FOR" the approval of the amendment to our Restated Charter to include a majority voting standard for uncontested elections of directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO OUR RESTATED CHARTER TO ADOPT A MAJORITY VOTING STANDARD FOR UNCONTESTED DIRECTOR ELECTIONS.

PROPOSAL FIVE:

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The accounting firm of Deloitte & Touche LLP ("Deloitte") has been engaged by our Audit Committee to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2019. Deloitte has been our principal independent registered public accounting firm since October 2015. Information regarding the services provided to us by Deloitte during Fiscal 2018 and Fiscal 2017 is set forth below under the heading entitled "Matters Related to Independent Registered Public Accounting Firm."

        We are asking our stockholders to ratify the selection by the Audit Committee of Deloitte as our independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2019 and to perform other appropriate services. Although stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the appointment of Deloitte to our stockholders for ratification at the Annual Meeting as a matter of good corporate governance and to provide a means by which our stockholders may communicate their opinion to the Audit Committee. In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee feels that such a change would be in the best interests of the Company and our stockholders.

        A representative of Deloitte is expected to be present at the Annual Meeting, and that representative will have the opportunity to make a brief presentation to the stockholders if he or she so desires and is expected to be available to respond to appropriate questions from stockholders.

Vote Required

        The affirmative vote of a majority of the common stock, present or represented by proxy and entitled to vote at the Annual Meeting, will be required for ratification of the selection of Deloitte as our independent registered public accounting firm for Fiscal 2019.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote "FOR" the ratification and approval of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for Fiscal 2019.

MATTERS RELATED TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Deloitte & Touche LLP

        The following table sets forth the fees we have paid to Deloitte in the following categories and amounts during Fiscal 2018 and Fiscal 2017:

	Year Ended March 31,
Fee Category	2018	2017
Audit fees	$916,000	$905,000
Audit related fees	190,000	—
Tax fees	—	—
All other fees	—	—

Total fees	$1,106,000	$905,000

        Audit Fees.    Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements for the applicable fiscal year and review of our consolidated financial statements included in our quarterly reports on Form 10-Q and other regulatory filings for such fiscal year.

        Audit Related Fees.    Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reporting under "Audit Fees." These fees were related to the review of our registration statements on Form S-3 and Form S-8 as well as fees related to the adoption of ASC 606. There were no other fees billed by Deloitte for Fiscal 2018 or Fiscal 2017.

        Tax Fees.    Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. There were no tax fees billed by Deloitte for Fiscal 2018 or Fiscal 2017.

        All Other Fees.    Except as set forth above, no fees were billed by Deloitte in Fiscal 2018 or Fiscal 2017 for any other services.

Audit Committee Pre-Approval Policies and Procedures

        All engagements for services by Deloitte or other independent registered public accountants are subject to prior approval by the Audit Committee; however, de minimis, non-audit services may instead be approved in accordance with applicable SEC rules. The prior approval of the Audit Committee was obtained for all services provided by Deloitte for Fiscal 2018 and Fiscal 2017.

Audit Committee Report

        The following is the report of the Audit Committee with respect to the audited consolidated financial statements for the fiscal year ended March 31, 2018 of Iteris, Inc. included in its Annual Report on Form 10-K and as amended on Form 10-K/A for that year.

        Our management is responsible for the Company's financial reporting process, including its systems of internal control over financial reporting, and for the preparation of its financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles ("GAAP") and the effectiveness of our internal control over financial reporting. The role and responsibility of the Committee is to monitor and oversee these financial processes on behalf of the Board.

        The members of the Committee are not employees of Iteris and are not, nor do they represent themselves to be, accountants or auditors by profession, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing the Committee's oversight role, the Committee necessarily must rely on management's representations that it has maintained appropriate accounting and financial reporting principles and policies, and appropriate internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations, and that the Company's financial statements have been prepared with integrity and objectivity and in conformity with GAAP, and on the representations of our independent registered public accounting firm included in its reports on the Company's financial statements.

        In this context, the Audit Committee hereby reports as follows:

        1.     The Audit Committee has reviewed and discussed our consolidated audited financial statements with our management.

        2.     The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, "Communications with Audit Committees," as adopted by the Public Company Accounting Oversight Board (the "PCAOB").

        3.     The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence.

        4.     Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board, and the Board has approved, that the consolidated audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2018 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:
Scott E. Deeter Gerard M. Mooney Mikel H. Williams

        The information contained in the foregoing Audit Committee Report is not "soliciting material" and is not deemed filed with the SEC. Such report is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filing.

STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of August 30, 2018, the number and percentage ownership of our common stock by (i) all persons known to us to beneficially own more than 5% of the outstanding common stock, (ii) each of the named executive officers, (iii) each of our directors, and (iv) all of our executive officers and directors as a group. To our knowledge, except as otherwise indicated, each of the persons named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned, subject to community property and similar laws, where applicable.

	Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2)
Neil S. Subin(3)	4,698,533	14.1%
BlackRock, Inc.(4)	1,733,531	5.2
Joe Bergera(5)	1,050,000	3.1
Andrew Schmidt(6)	131,250	*
James Chambers(7)	25,000	*
Todd Kreter(8)	89,861	*
Ramin Massoumi(9)	77,925	*
Kevin C. Daly, Ph.D.(10)	491,378	1.5
Scott E. Deeter	6,606	*
Gerard M. Mooney(11)	48,146	*
Laura L. Siegal	—	*
Thomas L. Thomas(12)	132,146	*
Mikel H. Williams(13)	78,146	*
All executive officers and directors as a group (13 persons)(14)	2,155,458	6.2%

*
Less than 1%.

(1)
The address of each of the directors and officers is 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705.

(2)
Based on 33,241,187 shares of common stock outstanding as of August 30, 2018. Shares of common stock subject to options or warrants which are exercisable within 60 days of August 30, 2018 are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Other than as described in the preceding sentence, shares issuable upon exercise of outstanding options and warrants are not deemed to be outstanding for purposes of this calculation. In addition to the shares held in the individual's name, the number of shares indicated also includes shares held for the benefit of the named person under our 401(k) plan.

(3)
Pursuant to a Schedule 13G filed on February 1, 2018 with the SEC, Mr. Subin reported that, as of January 12, 2018, he had sole dispositive and voting power with respect to 4,601,659 shares and shares dispositive and voting power over 96,874 shares. Mr. Subin reported that he was the successor President and Manager of MILFAM LLC, which serves as manager, general partner or investment advisor of a number of entities formerly managed or advised by the late Lloyd I. Miller, III. Mr. Subin also serves as trustee of a number of Mr. Miller's family trusts. The address for Mr. Subin is 3300 South Dixie Highway, Suite 1-365, West Palm Beach, Florida 33405.

(4)
Pursuant to a Schedule 13G filed on January 23, 2018 with the SEC, BlackRock, Inc. reported that through the following subsidiaries, it has sole dispositive and voting power with respect to

  1,733,531 shares: BlackRock Advisors, LLC, BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10005.

(5)
Consists of 712,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after August 30, 2018.

(6)
Consists of 131,250 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after August 30, 2018.

(7)
Consists of 25,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after August 30, 2018.

(8)
Consists of (i) 33,303 shares held directly, (ii) 308 shares held by Mr. Kreter's IRA and (iii) 56,250 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after August 30, 2018.

(9)
Consists of (i) 31,624 shares held by the Massoumi Family Trust; (ii) 2,551 shares held by Mr. Massoumi's IRA and (iii) 43,750 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after August 30, 2018.

(10)
Consists of (i) 420,165 shares held by the Daly Family Trust, of which Dr. Daly is a trustee, (ii) 6,113 shares held by Dr. Daly's IRA, (iii) 100 shares held by Dr. Daly's spouse; and (iv) 65,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after August 30, 2018.

(11)
Includes 40,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after August 30, 2018,

(12)
Consists of (i) 15,000 shares held directly by Mr. Thomas and (ii) 117,146 shares held by Mr. Thomas's Trust.

(13)
Consists of (i) 10,000 shares held by Mr. Williams' IRA; (ii) 8,146 shares held by Mr. Williams' family trust and (iii) 60,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after August 30, 2018.

(14)
Includes 1,496,250 shares issuable upon exercise of options held by the executive officers and directors as a group that are currently exercisable or will become exercisable within 60 days after August 30, 2018.

ADDITIONAL MATTERS

Transactions with Related Persons

        Since April 1, 2015, other than the agreements and transactions described in "Item 11. Executive Compensation" in the Annual Report and the transactions described below, there has not been, nor is there any proposed transaction, where we (or any of our subsidiaries) were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or the average of our total assets at year-end for the last two fiscal years and in which any director, director nominee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

        We previously subleased office space to Maxxess Systems, Inc. ("Maxxess"), one of our former subsidiaries that we sold in September 2003. The sublease terminated in September 2007, at which time Maxxess owed us an aggregate of $274,000. Maxxess executed a promissory note for such amount, which was subsequently amended and restated on July 23, 2013, and extended on August 11, 2016 and

August 13, 2018. The amended and restated note bears interest at a rate of 6% per annum, compounded annually, with accrued interest payable annually on the first business day of each calendar year. When authorized by the Company, Maxxess may pay down the balance of this note by providing consulting services to Iteris. We have previously fully reserved for amounts owed to us by Maxxess and the outstanding principal balance remains fully reserved. As of March 31, 2018, approximately $146,000 of the original principal balance was outstanding and payable to Iteris. The note currently matures August 20, 2020. Maxxess is currently owned by an investor group that includes, among others, one former Iteris director, who has not been a director of Iteris since September 2013, and one existing director of Iteris, who currently owns less than 2% of Maxxess' capital stock.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on a review of copies of such forms received with respect to Fiscal 2018 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, officers and persons who own more than 10% of our common stock have complied with the reporting requirements of Section 16(a).

Annual Report

        A copy of our Annual Report, as amended (excluding the exhibits thereto), accompanies the proxy materials being mailed to all stockholders. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material. Stockholders may obtain a copy of the Annual Report and any of our other filings with the SEC, without charge, by writing to Investor Relations, Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705. The Annual Report (including the exhibits thereto) is also available on the SEC's website at www.sec.gov.

Delivery of Documents to Stockholders Sharing an Address

        Some street name holders of our common stock may be "householding" our proxy statements and annual reports, which means that we will deliver only one copy of our proxy statement and annual report to multiple stockholders who share the same address (if they appear to be members of the same family), unless we have received instructions to the contrary. This procedure reduces our printing costs, mailing costs and fees. Upon request, we will promptly deliver a separate copy of either document to you if you write us at our corporate offices at Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705, Attention: Corporate Secretary. You may also contact us or your Nominee if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Deadline for Receipt of Stockholder Proposals

        Stockholders may present proposals for action at a future meeting or nominate persons for the election of directors only if they comply with the requirements of the proxy rules established by the SEC and our bylaws. Pursuant to Rule 14a-8 of the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting"). Stockholder proposals that are intended to be presented at our 2019 Annual Meeting and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us not later than May 8, 2019.

        If a stockholder wishes to submit a proposal which is not intended to be included in our proxy statement under Rule 14a-8 of the Exchange Act, or wishes to nominate a person as a candidate for election to the Board, the proposal or nomination must be received by us on or between June 13, 2019 and July 13, 2019. If the date of the 2019 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2019 Annual Meeting of Stockholders (a situation that we do not anticipate), then the stockholder must submit any such proposal or nomination not later than the close of business of the 10th day following the earlier of (i) the day on which the notice of the meeting was mailed or (ii) public disclosure of the date of such meeting is first made. Stockholders are advised to review our bylaws which contain these advance notice requirements with respect to advance notice of stockholder proposals and director nominations.

        In addition, with respect to any proposal that a stockholder presents at the 2018 Annual Meeting that is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy solicited by the Board for such annual meeting will confer discretionary voting authority to vote on such stockholder proposal to the extent permitted under Rule 14a-4 under the Exchange Act.

        Stockholder proposals must be in writing and should be addressed to our Corporate Secretary, at our principal executive offices at 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705. It is recommended that stockholders submitting proposals direct them to our corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The presiding officer of the 2019 Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our bylaws and conditions established by the SEC.

Other Matters

        The Board is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this proxy statement. If any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

THE BOARD OF DIRECTORS OF ITERIS, INC.

Santa Ana, California
September 6, 2018

Appendix A

RESTATED CERTIFICATE OF INCORPORATION
OF
ITERIS, INC.

        Iteris, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

           I.  The original certificate of incorporation of this corporation was filed with the Secretary of State of the State of Delaware on July 13, 1987 under the name Odetics, Inc., and was restated on August 21, 2009.

          II.  The restatement of the certificate of incorporation of the corporation, as heretofore amended or supplemented, has been duly approved by the directors of the corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

        III.  The certificate of incorporation of the corporation, as heretofore amended or supplemented, is hereby restated to read in full as follows:

          FIRST:  The name of the corporation is Iteris, Inc. (the "Corporation").

          SECOND:  The address of the registered office of the Corporation in the State of Delaware is 32 W. Loockerman Street, Suite 201, in the City of Dover, County of Kent. The name of the Corporation's registered agent at that address is Registered Agent Solutions, Inc.

          THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

    FOURTH:

            A.    The total number of shares of stock which the Corporation shall have authority to issue is 72,000,000, consisting of 70,000,000 shares of Common Stock, par value $0.10 per share (the "Common Stock"), and 2,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

            B.    Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by resolution of the Board of Directors of the Corporation (the "Board of Directors" or the "Board") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereon, as shall be stated in such resolution providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any class or series subsequent to the issuance of shares of that class or series.

            C.    Common Stock Voting Rights. The holder of each share of Common Stock shall have the right to one vote per share and shall be entitled to vote upon such matters and in such manner as may be provided by law or by this Restated Certificate of Incorporation or by the Bylaws of the Corporation.

          FIFTH:  In furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws with the exception that a bylaw specifying or changing a fixed number of directors or the maximum or minimum number of directors or changing from a fixed to a variable board may be adopted only by approval of a majority of the outstanding shares of each class of common stock; provided, however, that an amendment reducing the number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

          SIXTH:  Notwithstanding Article Fifth hereof, the Bylaws may be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, or by the affirmative vote of a majority of the voting power of all outstanding shares, regardless of class and voting together as a single voting class subject to the terms of Article Fourth hereof.

          SEVENTH:  The business and affairs of the corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided in this Restated Certificate of Incorporation, the exact number of directors of the Corporation shall be determined from time to time by a Bylaw or amendment thereto.

          EIGHTH:  Directors shall be elected at each annual meeting of stockholders and may be elected at any special meeting of stockholders called for that purpose, to serve until the next annual meeting of stockholders and until their respective successors are elected, unless they shall sooner resign, become disqualified or disabled or be removed from office. A director or the entire Board of Directors may be removed with or without cause by the affirmative vote of the holders of a majority of the securities entitled to vote for each director. A director may be removed for cause by the Court of Chancery in a suit by stockholders holding at least 10% of the outstanding shares of any class.

        Additional directors elected pursuant to Article Fourth, Paragraph B hereof in connection with the rights to elect such additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such class or series.

        At any meeting of stockholders at which directors may be elected, each director nominee shall be elected by an affirmative vote of a majority of the votes cast with respect to such director nominee by the stockholders entitled to vote in the election at a meeting at which a quorum is present, unless the number of nominees exceeds the number of directors to be elected, in which case each director nominee shall be elected by a plurality of the votes of the shares properly represented and entitled to vote in the election at such meeting. In the event that a nominee is already a director of the Corporation and does not receive a majority of the votes cast with respect to such nominee in an election where the number of nominees equals the number of directors to be elected, such nominee shall promptly tender his or her resignation to the Board of Directors for consideration. No stockholder shall have the right to cumulate votes in the election of directors.

          NINTH:  Except as may otherwise be provided pursuant to Article Fourth, Paragraph B hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the directorship which was newly created or as to which the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

          TENTH:  Except as may otherwise be provided pursuant to Article Fourth, Paragraph B hereof in connection with rights to elect additional directors under specified circumstances which may be granted to holders of any class or series of Preferred Stock, any director may be removed from office by the affirmative vote of a majority of the voting power of all outstanding shares of stock entitled to vote in connection with the election of such director, regardless of class and voting together as a single voting class.

          ELEVENTH:  At any meeting of stockholders, the stockholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any stockholder before the voting has begun.

          TWELFTH:

            A.    The Corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware or any other applicable law as presently or hereafter in effect any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Paragraph A of Article Twelfth shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

            B.    No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by Delaware law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Paragraph B of Article Twelfth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

            C.    In furtherance and not in limitation of the powers conferred by statute:

              (1)   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

              (2)   The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, letters of credit, surety bonds or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

          THIRTEENTH:  Special meetings of the stockholders of the Corporation. for any purpose or purposes may be called at any time by a majority of the entire Board of Directors, by the Chairman of the Board, by the President, or by one or more stockholders holding shares in the aggregate—entitled to-cast not less than 10% of the votes at the special meeting. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

          FOURTEENTH:  Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the state of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

          FIFTEENTH:  The Corporation may make loans to or guarantee the obligations of (i) its officers or directors only if such loan or guarantee, or an employee benefit plan authorizing such loan or guarantee, is approved by the Corporation's stockholders, and (ii) to its officers only if such loan or guarantee is approved by its Board of Directors (excluding the vote of interested directors) pursuant to a stockholder-approved bylaw provision.

          SIXTEENTH:  The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

*******

APPENDIX B

ITERIS, INC.

2016 OMNIBUS INCENTIVE PLAN
(AMENDED AND RESTATED EFFECTIVE                    , 2018)

ARTICLE 1
GENERAL PROVISIONS

        1.1    PURPOSE OF THE PLAN

        This 2016 Omnibus Incentive Plan (the "Plan") is intended to promote the interests of Iteris, Inc., a Delaware corporation, by providing eligible persons in the Corporation's service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

        The Plan serves as the successor to the Corporation's 2007 Omnibus Incentive Plan (the "Predecessor Plan"), and no further awards shall be made under the Predecessor Plan on or after the Plan Effective Date. All awards outstanding under the Predecessor Plan on the Plan Effective Date shall remain outstanding under the Predecessor Plan and shall be governed solely by the terms of the documents evidencing such award, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards.

        Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

        1.2    TYPES OF AWARDS

        Awards may be made under the Plan in the form of (i) options, (ii) stock appreciation rights, (iii) stock awards, (iv) restricted stock units, (v) cash incentive awards and (vi) dividend equivalent rights.

        1.3    ADMINISTRATION OF THE PLAN

          (a)   The Compensation Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders. Administration of the Plan with respect to all other persons eligible to participate in the Plan may, at the Board's discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to such persons. To the extent permitted by law, the Board or the Compensation Committee may delegate any or all of its authority to administer the Plan with respect to one or more classes of eligible persons (other than Section 16 Insiders) to one or more officers of the Corporation.

          (b)   Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.

          (c)   Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full authority to determine (i) which eligible persons are to receive Awards under the Plan, (ii) the type, size, terms and conditions of the Awards to be made to each Participant, (iii) the time or times when those Awards are to be made, (iv) the number of shares or amount of payment to be covered by each such Award, (v) the time or times when the Award is to become exercisable, (vi) the status of an option for federal tax purposes, (vii) the maximum term for which an Award is to remain outstanding, (viii) the vesting and issuance schedules applicable to the shares which are the subject of the Award, (ix) the cash consideration (if any) payable for those shares and the form (cash or shares of Common Stock) in which the Award is to be settled, (x) the vesting schedule for a cash incentive award, and (xi) with respect to performance—based Awards, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, and the payout schedule for each such Award.

          (d)   Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any Award thereunder.

          (e)   Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.

        1.4    ELIGIBILITY

          (a)   The persons eligible to participate in the Plan are as follows:

              (i)  Employees,

             (ii)  Non-Employee Directors and non-employee members of the board of any Parent or Subsidiary, and

            (iii)  consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

        1.5    STOCK SUBJECT TO THE PLAN

          (a)   The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Subject to Section 1.5(h) and adjustment pursuant to Section 1.5(j), the number of shares reserved for issuance under the Plan shall be 5,903,602. The share reserve is comprised of (i) the share reserve available on the Plan Effective Date (after taking into account Awards granted under the Predecessor Plan after July 22, 2016 and prior to the Plan Effective Date), (ii) the 103,494 shares added to the Plan as a result of the expiration, cancellation, forfeiture or termination of Awards under the Predecessor Plan after the Plan Effective Date; and (iii) the 2,400,000-share increase approved by the Board on August 6, 2018 subject to stockholder approval at the 2018 Annual Stockholders Meeting.

          (b)   Subject to adjustment pursuant to Section 1.5(j), the maximum number of shares of Common Stock that may be issued pursuant to Incentive Options granted under the Plan shall be 5,903,602.

          (c)   The maximum number of shares of Common Stock for which options and stock appreciation rights that are settled in shares may be granted to any person under the Plan in any fiscal year shall not exceed 2,000,000 shares of Common Stock in the aggregate.

          (d)   The maximum number of shares of Common Stock for which Awards (other than options and stock appreciation rights that are settled in shares) may be granted to any person under the

  Plan in any fiscal year shall not exceed 2,000,000 shares of Common Stock (which limit shall refer to the maximum amount that can be earned) in the aggregate.

          (e)   During any fiscal year no Participant may be granted cash incentive awards under which a total of more than $3,000,000 may be earned for each twelve (12) months in the performance period.

          (f)    The maximum aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards made to any Non-Employee Director under the Plan in any fiscal year, taken together with any cash payments (including the annual retainer and any other compensation) paid to such Non-Employee Director in respect of such fiscal year, shall not exceed $250,000 in total value.

          (g)   The number of shares of Common Stock reserved for award and issuance under this Plan pursuant to Section 1.5(a) shall be reduced on a one-for-one basis for each share of Common Stock subject to an option or stock appreciation right and by a fixed ratio of 1.79 shares of Common Stock for each share of Common Stock subject to a Full Value Award.

          (h)   Shares of Common Stock subject to outstanding Awards (including awards granted under the Predecessor Plan) shall be available for subsequent award and issuance under the Plan to the extent those Awards expire, are forfeited or cancelled or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards. Any shares that again become available for Awards under the Plan pursuant to this Section shall be added as (i) one (1) share for every one (1) share subject to options or stock appreciation rights granted under the Plan and the Predecessor Plan, (ii) as 1.79 shares for every one (1) share subject to Awards other than options or stock appreciation rights granted under the Plan and the Predecessor Plan, and (iii) for each unvested share issued under the Plan and the Predecessor Plan for cash consideration not less than the Fair Market Value per share of Common Stock on the date of grant and subsequently repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan and Predecessor Plan, as applicable, one share shall become available for subsequent award and issuance under the Plan.

          (i)    Should the exercise price of an option or any withholding taxes incurred in connection with the exercise of an option under the Plan (or any options granted under the Predecessor Plan) be paid with shares of Common Stock (whether through the withholding of a portion of the otherwise issuable shares or through the tender of actual outstanding shares), then in each such case, the shares so tendered or withheld shall be added to the shares of Common Stock available for grant under the Plan on a one-for-one basis. Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced only by the net number of shares issued upon such exercise and not by the gross number of shares as to which such right is exercised. If shares of Common Stock are withheld by the Corporation, or if shares of Common Stock are tendered by the Participant, in either case, in satisfaction of the withholding taxes incurred in connection with the vesting or settlement of a Full Value Award (or an award other than a stock option or stock appreciation right that was granted under the Predecessor Plan), then in each such case the shares of Common Stock so tendered or withheld shall be added to the shares of Common Stock available for issuance under the Plan in accordance with the ratio described in Sections 1.5(h) above.

          (j)    Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation, reincorporation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and stock appreciation rights that are settled in shares under the Plan in any fiscal year, (iii) the maximum number and/or class of securities for which any one person may be granted Awards (other than options and stock appreciation rights that are settled in shares) under the Plan in any fiscal year, (iv) the maximum number and/or class of securities that may be issued pursuant to Incentive Options, (v) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Plan and the consideration (if any) payable per share, and (vi) the number and/or class of securities subject to the Corporation's outstanding repurchase rights under the Plan and the repurchase price payable per share. The adjustments shall be made in such manner as the Plan Administrator deems appropriate and such adjustments shall be final, binding and conclusive. In addition, in the event of a Change in Control, the provisions of Section 2.7 shall apply.

          (k)   Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          (l)    Substitute Awards shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to a Participant under Section 1.5(c) or 1.5(d), nor shall shares subject to a terminated, cancelled or forfeited Substitute Award be added to the shares available for issuance under the Plan as provided above. Additionally, in the event that a company acquired by the Company or any Subsidiary (or Parent) or with which the Company or any Subsidiary (or Parent) combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and shares subject to such Awards shall not be added to the shares available for issuance under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination. For purposes of this section, "Substitute Awards" shall mean Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary (or Parent) or with which the Company or any Subsidiary (or Parent) combines.

ARTICLE 2
AWARDS

        2.1    OPTIONS

          (a)    Authority.    The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant Incentive Options and Non-Statutory Options evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below. Each agreement evidencing an Incentive Option shall, in addition, be subject to the provisions of Section 2.1(f) below.

          (b)    Exercise Price.

              (i)  The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

             (ii)  The exercise price shall be payable in one or more of the following forms as determined by the Plan Administrator and specified in the Award Agreement:

              (A)  cash or check made payable to the Corporation,

              (B)  shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

              (C)  shares of Common Stock otherwise issuable under the option but withheld by the Corporation in satisfaction of the exercise price, with such withheld shares to be valued at Fair Market Value on the exercise date, or

              (D)  to the extent the option is exercised for vested shares of Common Stock, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation's pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

        Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          (c)    Exercise and Term of Options.    Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the Award Agreement evidencing the option, subject to Section 2.9. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          (d)    Effect of Termination of Service.

              (i)  The following provisions shall govern the exercise of any options that are outstanding at the time of the Participant's cessation of Service or death:

              (A)  Any option outstanding at the time of the Participant's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

              (B)  Any option held by the Participant at the time of the Participant's death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Participant's estate or by the person or persons to whom the option is transferred pursuant to the Participant's will or the laws of inheritance or by the Participant's designated beneficiary or beneficiaries of that option.

              (C)  Should the Participant's Service be terminated for Misconduct or should the Participant otherwise engage in Misconduct while holding one or more outstanding options, then all of those options shall terminate immediately and cease to be outstanding.

              (D)  During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable. No additional shares shall vest under the option following the Participant's cessation of Service except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Participant. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

             (ii)  The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

              (A)  extend the period of time for which the option is to remain exercisable following the Participant's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term;

              (B)  include an automatic extension provision whereby the specified post-Service exercise period in effect for any option shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option; and/or

              (C)  permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Participant's cessation of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service.

          (e)    Repurchase Rights.    The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Participant exercise an option for unvested shares and subsequently cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          (f)    Incentive Options.    The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 2.1(f), all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section 2.1(f).

              (i)  Eligibility. Incentive Options may only be granted to Employees.

             (ii)  Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

    To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

            (iii)  10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

        2.2    STOCK APPRECIATION RIGHTS

          (a)    Authority.    The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below.

          (b)    Types.    Two types of stock appreciation rights shall be authorized for issuance under this Section 2.2: (i) tandem stock appreciation rights ("Tandem Rights") and (ii) stand-alone stock appreciation rights ("Stand-alone Rights").

          (c)    Tandem Rights.    The following terms and conditions shall govern the grant and exercise of Tandem Rights.

              (i)  One or more Participants may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, subject to Section 2.9, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Participant is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

             (ii)  Any distribution to which the Participant becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award Agreement.

          (d)    Stand-Alone Rights.    The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

              (i)  One or more Participants may be granted a Stand-alone Right not tied to any underlying option. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish, subject to Section 2.9. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date.

             (ii)  Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

            (iii)  The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

            (iv)  The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

             (v)  The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

          (e)    Post-Service Exercise.    The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the Participant's Service shall be substantially the same as those set forth in Section 2.1(d) for the options granted under the Plan, and the Plan Administrator's discretionary authority under Section 2.1(d)(ii) shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.

        2.3    STOCK AWARDS

          (a)    Authority.    The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock awards either as vested or unvested shares of Common Stock, through direct and immediate issuances. Each stock award shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below.

          (b)    Consideration.

            Shares of Common Stock may be issued under a stock award for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

              (i)  cash or check made payable to the Corporation,

             (ii)  past services rendered to the Corporation (or any Parent or Subsidiary); or

            (iii)  any other valid consideration under the State in which the Corporation is at the time incorporated.

          (c)    Vesting Provisions.

              (i)  Stock awards may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over the Participant's period of Service and/or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any stock award shall be determined by the Plan Administrator and incorporated into the Award Agreement.

             (ii)  The Plan Administrator shall also have the discretionary authority to structure one or more stock awards so that the shares of Common Stock subject to those Awards shall vest upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the grant of the Award.

            (iii)  Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under a stock award or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

            (iv)  The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies.

             (v)  Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate, unless and to the extent the Plan Administrator determines at the time to vest and distribute such securities or other property. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any stock Award that vests based on achievement of Performance Goals shall be accumulated, subject to restrictions and risk of forfeiture to the same extent as the underlying Award, and shall be paid at the time such restrictions and risk of forfeiture lapse. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.

        2.4    RESTRICTED STOCK UNITS

          (a)    Authority.    The Plan Administrator shall have the full power and authority, exercisable in its sole discretion, to grant restricted stock units evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below.

          (b)    Terms.    Each restricted stock unit award shall entitle the Participant to receive the shares underlying that Award (or an amount based on the value of the shares) upon vesting or upon the expiration of a designated time period following the vesting of those Awards. Payment of shares underlying a restricted stock unit Award may be deferred for a period specified by the Plan Administrator at the time the restricted stock unit is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A. Restricted stock units subject to performance vesting may also be structured so that the underlying shares are convertible into shares of Common Stock (or a payment based on the value of the shares), but the rate at which each share is to so convert shall be based on the attained level of performance for each applicable performance objective.

          (c)    Vesting Provisions.

              (i)  Restricted stock units may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant's period of Service or upon the attainment of specified performance objectives.

             (ii)  The Plan Administrator shall also have the discretionary authority to structure one or more restricted stock unit awards so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the grant of the Award.

            (iii)  Outstanding restricted stock units shall automatically terminate without any payment if the designated Performance Goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to make a payment under one or more outstanding Awards of restricted stock units as to which the designated Performance Goals or Service requirements have not been attained or satisfied.

          (d)    Payment.    Restricted stock units that vest may be settled in (i) cash, (ii) shares of Common stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion.

        2.5    CASH INCENTIVE AWARDS

          (a)   The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant cash incentive awards. The Plan Administrator shall determine the terms and conditions applicable to cash incentive awards, including the criteria for the vesting and payment of cash incentive awards. Cash incentive awards shall be based on such measures as the Plan Administrator deems appropriate and need not relate to the value of shares of Common Stock. Cash incentive awards may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant's period of Service or upon the attainment of specified performance objectives. Payment of cash incentive awards may be deferred for a period specified by the Plan Administrator at the time the Award is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A.

          (b)   The Plan Administrator shall also have the discretionary authority to structure one or more cash incentive awards so that the awards shall vest upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the grant of the Award.

          (c)   Outstanding cash incentive awards units shall automatically terminate without any payment if the designated Performance Goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to make a payment under one or more outstanding cash incentive awards as to which the designated Performance Goals or Service requirements have not been attained or satisfied.

        2.6    DIVIDEND EQUIVALENT RIGHTS

          (a)    Authority.    The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant dividend equivalent rights evidenced by an Award Agreement in the form approved by the Plan Administrator; provided however, that the terms of each such agreement shall not be inconsistent with the terms specified below.

          (b)    Terms.    The dividend equivalent rights may be granted as stand-alone awards or in tandem with other Awards made under the Plan, except dividend equivalent rights shall not be granted in connection with an option, stock appreciation right or cash incentive award. The term of each dividend equivalent right award shall be established by the Plan Administrator at the time of grant, but no such award shall have a term in excess of ten (10) years.

          (c)    Entitlement.    Each dividend equivalent right shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the dividend equivalent right remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a dividend equivalent right is granted, and that account shall be credited per dividend equivalent right with each such dividend or distribution made per issued and outstanding share of Common Stock during the term of that dividend equivalent right remains outstanding.

          (d)    Timing of Payment.    Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or may be deferred for a period specified by the Plan Administrator at the time the dividend equivalent right is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A. In no event, however, shall any dividend equivalent right award made with respect to an Award subject to performance-vesting conditions vest or become payable prior to the vesting of that Award (or the portion thereof to which the dividend equivalent right award relates) upon the attainment of the applicable Performance Goals and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award.

          (e)    Form of Payment.    Payment of the amounts due with respect to dividend equivalent rights may be made in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion and set forth in the Award Agreement. If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant's book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as determined by the Plan Administrator in its sole discretion.

        2.7    EFFECT OF CHANGE IN CONTROL

  Unless otherwise provided in an Award Agreement, the following provisions shall apply with respect to Awards in the event of a Change in Control:

          (a)   In the event of a Change in Control, each outstanding Award, as determined by the Plan Administrator in its sole discretion, may be (i) assumed by the successor corporation (or parent thereof), (ii) canceled and substituted with an Award granted by the successor corporation (or parent thereof), (iii) otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, or (iv) replaced with a cash retention program of the Corporation or any successor corporation (or parent thereof) which preserves the spread existing on the unvested Award shares subject to the Award at the time of the Change in Control (the excess of the Fair Market Value of those shares over the aggregate purchase price payable for such shares) and, subject to Section 2.7(c) below, provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those unvested Award shares, but only if such replacement cash program would not result in the treatment of the Award as an item of deferred compensation subject to Code Section 409A.

          (b)   To the extent an outstanding Award is not assumed, substituted, continued or replaced in accordance with Section 2.7(a), such Award shall automatically vest in full immediately prior to the effective date of the Change in Control, unless the acceleration of such Award is subject to other limitations imposed by the Plan Administrator at the time of the grant of the Award. The Plan Administrator in its sole discretion shall have the authority to provide that to the extent any such Award, as so accelerated, remains unexercised and outstanding on the effective date of the Change in Control, such Award shall terminate and cease to be outstanding. The holder of such Award shall become entitled to receive, upon consummation of the Change in Control and subject to Section 2.7(c), a lump sum cash payment in an amount equal to the product of (i) number of shares of Common Stock subject to such Award and (ii) the excess of (a) the Fair Market Value per share of Common Stock on the date of the Change in Control over (b) the per share exercise price or purchase price in effect for such Award. However, any such Award shall be subject to cancellation and termination, without cash payment or other consideration due the Award holder, if the Fair Market Value per share of Common Stock on the date of such Change in Control is less than the per share exercise price or purchase price in effect for such Award. Notwithstanding the foregoing, if any Award is subject to a performance-vesting condition tied to the attainment of one or more specified Performance Goals, and such Award is not to be so assumed, substituted, continued, or replaced, that Award shall vest immediately prior to the effective date of the actual Change in Control transaction, based on actual performance as of the Change in Control, and the shares of Common Stock underlying the portion of the Award that vests on such accelerated basis (if any) shall be issued in accordance with the applicable Award Agreement, unless such accelerated vesting is precluded by other limitations imposed in the Award Agreement.

          (c)   The Plan Administrator shall have the authority to provide that any escrow, holdback, earn-out or similar provisions in the definitive agreement effecting the Change in Control shall apply to any cash payment made pursuant to Section 2.7(a) or Section 2.7(b) to the same extent and in the same manner as such provisions apply to a holder of a share of Common Stock.

          (d)   Immediately following the consummation of the Change in Control, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

          (e)   In the event of any Change in Control, the Plan Administrator in its sole discretion may determine that all outstanding repurchase rights (i) are to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) are to be terminated and the shares of Common Stock subject to those terminated rights are to immediately vest in full, unless such accelerated vesting is precluded by limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          (f)    Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to that Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise or base price or cash consideration payable per share in effect under each outstanding Award, provided the aggregate exercise or base price or cash consideration in effect for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities for which Incentive Options may be granted under the Plan, (iv) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year and (v) the number and/or class of securities subject to the Corporation's outstanding repurchase rights under the Plan and the repurchase price payable per share. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Plan and subject to the Plan Administrator's approval, substitute, for the securities underlying those assumed Awards, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

          (g)   The Plan Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while an Award remains outstanding, to structure such Award so that (i) it shall automatically accelerate and vest in full (and any repurchase rights of the Corporation with respect to the unvested shares subject to that Award shall immediately terminate) upon the occurrence of a Change in Control, whether or not such Award is to be assumed in the Change in Control or otherwise continued in effect or (ii) the shares subject to such Award will automatically vest on an accelerated basis should the Participant's Service terminate by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control in which the Award is assumed or otherwise continued in effect and the repurchase rights applicable to those shares do not otherwise terminate.

          (h)   The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

        2.8    REPRICING PROGRAMS

        The Plan Administrator shall not have the discretionary authority, except pursuant to Section 1.5(j), to (i) implement cancellation/regrant programs pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in cash, other Awards, or in equity securities of the Corporation (except in the event of a Change in Control) or (iii) reduce the exercise or base price in effect for outstanding options or stock appreciation rights under the Plan, in any case without stockholder approval.

        2.9    MINIMUM VESTING

        No option or stock appreciation right may vest over a period of less than one year from the date of grant of the award. Notwithstanding the foregoing, up to 5% of the available shares of Common Stock authorized for issuance under the Plan as of the Plan Effective Date may be issued pursuant to options or stock appreciation rights that vest (in full or in part) over a period of less than one year from the date of grant of the awards (the "5% Basket"). Any option or stock appreciation right granted under the Plan may vest in full or in part upon death or disability of the Participant, or upon a Change in Control, under Section 2.7 or the applicable Award Agreement, and such vesting shall not count against the 5% Basket.

 ARTICLE 3
MISCELLANEOUS

        3.1    DEFERRED COMPENSATION

          (a)   The Plan Administrator may, in its sole discretion, structure one or more Awards (other than options and stock appreciation rights) so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.

          (b)   The Plan Administrator may implement a non-employee Board member retainer fee deferral program under the Plan so as to allow the non-employee Board members the opportunity to elect, prior to the start of each calendar year, to convert the Board and Board committee retainer fees to be earned for such year into restricted stock units under the Plan that will defer the issuance of the shares of Common Stock that vest under those restricted stock units until a permissible date or event under Code Section 409A. If such program is implemented, the Plan Administrator shall have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Code Section 409A.

          (c)   To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the Participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan shall be reduced on a share-for-share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.

        3.2    TRANSFERABILITY OF AWARDS

        The transferability of Awards granted under the Plan shall be governed by the following provisions:

          (a)    Incentive Options.  During the lifetime of the Participant, Incentive Options shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or the laws of inheritance following the Participant's death.

          (b)    Other Awards.  All other Awards shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more such Awards so that the Award may be assigned in whole or in part during the Participant's lifetime to one or more Family Members of the Participant or to a trust established exclusively for the Participant and/or such Family Members, to the extent such assignment is in connection with the Participant's estate plan or pursuant to a domestic relations order. The assigned portion of an Award may only be exercised (if applicable) by the person or persons who acquire a proprietary interest in the Award pursuant to the assignment. The terms applicable to the assigned portion of the Award shall be the same as those in effect for the Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          (c)    Beneficiary Designation.  Notwithstanding the foregoing, a Participant may, to the extent permitted by the Plan Administrator, designate one or more persons as the beneficiary or beneficiaries of some or all of his or her outstanding Awards, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant's death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all the terms and conditions of the applicable agreement evidencing each such transferred Award, including (without limitation) the limited time period during which the Award may be exercised (if applicable) following the Participant's death.

        3.3    STOCKHOLDER RIGHTS

        A Participant shall not have any of the rights of a stockholder with respect to shares of Common Stock covered by an Award until the Participant becomes the holder of record of such shares. However, a Participant may be granted the right to receive dividend equivalents under Section 2.6 with respect to one or more outstanding Awards.

        3.4    TAX WITHHOLDING

          (a)   The Corporation's obligation to deliver shares of Common Stock upon the exercise, issuance or vesting of an Award under the Plan shall be subject to the satisfaction of all applicable tax withholding requirements.

          (b)   The Plan Administrator may, in its discretion, provide Participants to whom Awards are made under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the issuance, exercise, vesting or settlement of those Awards or the issuance of shares of Common Stock thereunder. Such right may be provided to any such holder in either or both of the following formats:

    (i)    Stock Withholding:  The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise, vesting or settlement of such Award or the issuance of shares of Common Stock thereunder, a portion of those shares with an aggregate Fair Market Value at the time of delivery equal to the percentage of the Withholding Taxes based on the minimum required tax withholding rate for the Participant, or such other rate as determined by the Plan Administrator.

    (ii)    Stock Delivery:  The election to deliver to the Corporation, at the time of the issuance, exercise, vesting or settlement of such Award, one or more shares of Common Stock previously acquired by such individual (other than in connection with the exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the individual.

        3.5    SHARE ESCROW/LEGENDS

        Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

        3.6    EFFECTIVE DATE AND TERM OF THE PLAN

          (a)   The Plan became effective on the Plan Effective Date.

          (b)   The Plan was amended and restated by the Board on August 6, 2018, subject to stockholder approval at the 2018 Annual Stockholder Meeting to increase the share reserve and make certain clarifications regarding the Plan Administrator and its authority. In no event shall any changes made pursuant to this amendment and restatement apply to any Award that was outstanding on November 2, 2017 and intended to qualify as performance—based compensation under Section 162(m) of the Code to the extent such change would constitute a material modification of the Award.

          (c)   The Plan shall terminate upon the earliest to occur of (i) the date immediately preceding the tenth anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares, (iii) the termination of all outstanding Awards in connection with a Change in Control, or (iii) the termination of the Plan by the Board. Should the Plan terminate under subsection (i) above, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.

        3.7    AMENDMENT OF THE PLAN

          (a)   The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Participant consents to such amendment or modification.

          (b)   The Compensation Committee shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which Awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the Awards are made.

          (c)   Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

        3.8    USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

        3.9    REGULATORY APPROVALS

          (a)   The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the issuance, exercise, vesting or settlement of any Award under the Plan shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.

          (b)   No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

        3.10    NO EMPLOYMENT/SERVICE RIGHTS

        Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

        3.11    RECOUPMENT

        Participants shall be subject to any clawback, recoupment or other similar policy required by law or regulations or adopted by the Board as in effect from time to time and Awards and any cash, shares of Common Stock or other property or amounts due, paid or issued to a Participant shall be subject to the terms of such policy, as in effect from time to time.

APPENDIX

        The following definitions shall be in effect under the Plan:

          (a)   Award shall mean any of the following awards authorized for issuance or grant under the Plan: options, stock appreciation rights, stock awards, restricted stock units, cash incentive awards and dividend equivalents.

          (b)   Award Agreement shall mean the written agreement(s) (which may be in electronic form) between the Corporation and the Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time.

          (c)   Board shall mean the Corporation's Board of Directors.

          (d)   Change in Control shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

              (i)  Change in Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

             (ii)  In the absence of any other Change in Control definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

              (A)  consummation of a merger, consolidation or other reorganization approved by the Corporation's stockholders, unless securities representing at least fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction,

              (B)  a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

              (C)  the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a "group" within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation's securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation's existing stockholders, or

              (D)  a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period ("Incumbent Directors") or (B) have been elected or nominated

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      for election as Board members during such period by at least a majority of the Incumbent Directors who were still in office at the time the Board approved such election or nomination; provided that any individual who becomes a Board member subsequent to the beginning of such period and whose election or nomination was approved by two-thirds of the Board members then comprising the Incumbent Directors will be considered an Incumbent Director.

          (e)   Code shall mean the Internal Revenue Code of 1986, as amended.

          (f)    Common Stock shall mean the Corporation's Common Stock.

          (g)   Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members, each of whom is intended to qualify as a "non-employee director" (as defined in Rule 16b-3 under the Exchange Act), an "outside director" for purposes of the qualified performance-based exception under Section 162(m) of the Code as in effect prior to January 1, 2018 and an "independent director" under the rules of any securities exchange or automated quotation system on which the Common Stock is then listed, quoted or traded; provided that any action taken by the Compensation Committee shall be valid and effective, whether or not one or more members of the Compensation Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this definition or otherwise provided in the charter of the Compensation Committee.

          (h)   Corporation shall mean Iteris, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Iteris, Inc.

          (i)    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          (j)    Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

          (k)   Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

              (i)  If the Common stock is at the time traded on a Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

             (ii)  If the Common Stock is at the time quoted on a national or regional securities exchange or market system (including over-the-counter markets and the Nasdaq Capital Market) determined by the Plan Administrator to be the primary market for the Common Stock, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is officially reported by such exchange or market system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price of a share of Common Stock on the last preceding date for which such quotation exists.

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          (l)    Family Member shall mean, with respect to a particular Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

          (m)  Full Value Award means an Award other than an option or stock appreciation right.

          (n)   Good Reason shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

              (i)  Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

             (ii)  In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean an individual's voluntary resignation following one or more of the following without the individual's consent; (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties, responsibilities or authority, (B) a material diminution in the duties, responsibilities or authority of the person to whom such individual reports, (C) a material reduction in such individual's level of base compensation, with a reduction of more than fifteen percent (15%) to be deemed material for such purpose, or (D) a material relocation of such individual's place of employment, with a relocation of more than fifty (50) miles to be deemed material for such purpose, provided, however, that a resignation for Good Reason may be effected only after (i) the individual provides written notice to the Corporation of the event or transaction constituting grounds for such resignation within sixty (60) days after the occurrence of that event or transaction, (ii) the Corporation fails to take the requisite remedial action with respect to such event or transaction within thirty (30) days after receipt of such notice, and (iii) the individual resigns within thirty (30) days after the expiration of the Corporation's cure period set forth in subsection (ii).

          (o)   Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

          (p)   Involuntary Termination shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

              (i)  Involuntary Termination shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

             (ii)  In the absence of any other Involuntary Termination definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Involuntary Termination shall mean such individual's involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or such individual's voluntary resignation for Good Reason.

          (q)   Misconduct shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

              (i)  Misconduct shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

             (ii)  In the absence of any other Misconduct definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award

B-A-3

    Agreement), Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

          (r)   1934 Act shall mean the Securities Exchange Act of 1934, as amended.

          (s)   Non-Employee Director shall mean a non-employee member of the Board.

          (t)    Non-Statutory Option shall mean an option not an Incentive Option.

          (u)   Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (v)   Participant shall mean any eligible person who is granted an Award under the Plan.

          (w)  Permanent Disability shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          (x)   Performance Goals shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) cash flow; (ii) earnings (including earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, required rate of return on capital or return on invested capital; (xi) revenue, growth in revenue or return on sales; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin or gross margin; (xvi) return on operating revenue or return on operating profit; (xvii) market share, (xviii) market capitalization, (xix) application approvals, (xx) litigation and regulatory resolution goals, (xxi) implementation, completion or attainment of key projects, product sales or milestones, (xxii) budget comparisons, (xxiii) growth in stockholder value relative to the growth of a peer group or index; (xxiv) development and implementation of strategic plans and/or organizational restructuring goals; (xxv) development and implementation of risk and crisis management programs; (xxvi) improvement in workforce diversity; (xxvii) compliance requirements and compliance relief; (xxviii) productivity goals; (xxix) workforce management and succession planning goals; (xxx) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxi) recruiting and maintaining personnel, employee retention, measures of customer satisfaction, employee satisfaction or staff development; (xxxii) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation's revenue or profitability or enhance its

B-A-4

  customer base; and (xxxiii) merger and acquisitions. In addition, such performance criteria may be based upon the attainment of specified levels of the Corporation's performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation's business units or divisions or any Parent or Subsidiary. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), in accordance with accounting principles established by the International Accounting Standards Board ("IASB Principles"), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable Performance Goal may be structured at the time of the Award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) the operations of any business acquired by the Corporation; (F) the divestiture of one or more business operations or the assets thereof; (G) the effects of any corporate transaction, such as a merger, consolidation, separation (including spin-off or other distributions of stock or property by the Corporation) or reorganization; (H) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events; (I) acquisitions or divestitures; (J) change in the corporate structure or capital structure of the Corporation; (K) an event either not directly related to the operations of the Corporation, Parent, Subsidiary, division, business segment or business unit or not within the reasonable control of management; (L) foreign exchange gains and losses; (M) a change in the fiscal year of the Corporation; (N) the refinancing or repurchase of bank loans or debt securities; (O) unbudgeted capital expenditures; (P) the issuance or repurchase of equity securities and other changes in the number of outstanding shares; (Q) conversion of some or all of convertible securities to common stock; (R) any business interruption event; (S) the cumulative effects of tax or accounting changes in accordance with GAAP; (T) the effect of changes in other laws or regulatory rules affecting reported results; and (U) any other adjustment consistent with the operation of the Plan.

          (y)   Plan shall mean the Corporation's 2016 Equity Omnibus Plan, as set forth in this document.

          (z)   Plan Administrator shall mean the particular entity, whether the Compensation Committee, the Board, the Secondary Board Committee or any delegate of the Board or the Compensation Committee authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

          (aa) Plan Effective Date shall mean December 15, 2016, which is the date upon which the Plan was first approved by the Corporation's stockholders.

          (bb) Predecessor Plan shall mean the Corporation's 2007 Omnibus Incentive Plan.

          (cc) Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.

          (dd) Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

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          (ee) Service shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

              (i)  Service shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

             (ii)  In the absence of any other definition of Service in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a Non-Employee Director or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Award. For purposes of this particular definition of Service, a Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Participant may subsequently continue to perform services for that entity.

            (iii)  Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Participant's Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Participant is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation's written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

          (ff)  Stand-alone Rights shall have the meaning set forth in Section 2.2.

          (gg) Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

          (hh) Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

           (ii)  Tandem Rights shall have the meaning set forth in Section 2.2.

          (jj)   10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

          (kk) Withholding Taxes shall mean the applicable federal, state and foreign income and employment withholding taxes and other payments to which the holder of an Award under the Plan may become subject in connection with the issuance, exercise, vesting or settlement of that Award.

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PROXY – ITERIS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ITERIS, INC. (“Iteris” or the “Company”) hereby appoints JOE BERGERA and ANDREW SCHMIDT, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on October 11, 2018 at 10:00 a.m. Pacific Time, at the Company’s offices located at 1700 Carnegie Avenue, Suite 100, Santa Ana, CA, 92705, and at any adjournments or postponements thereof, and to vote all shares of common stock of the Company held of record by the undersigned on August 30, 2018, with all the powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED OR, IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL ONE, “FOR” EACH OF THE OTHER PROPOSALS, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

Proxies submitted by the Internet or the telephone must be received by 1:00 a.m., PDT, on October 11, 2018.

Vote by Internet
• Go to www.envisionreports.com/ITI
• Or scan the QR code with your smartphone.
• Follow the steps outlined on the secure website.

Vote by Internet
• Call toll-free 1-800-652-VOTE (8683) within the USA, US territories and Canada on a touch tone telephone
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark our votes with an X as shown in this example. Please do not write outside of the designated areas. Please mark votes s in this example.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A.  Proposals:  The Board of Directors recommends a vote “FOR” the nominees listed in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5.

1. To elect the following persons to the Board of Directors of ITERIS, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified:

01	Joe Bergera	For ☐	Against ☐	Abstain ☐	05	Laura L. Siegal	For ☐	Against ☐	Abstain ☐

02	Kevin C. Daly, Ph.D.	For ☐	Against ☐	Abstain ☐	06	Thomas L. Thomas	For ☐	Against ☐	Abstain ☐

03	Scott E. Deeter	For ☐	Against ☐	Abstain ☐	07	Mikel H. Williams	For ☐	Against ☐	Abstain ☐

04	Gerard M. Mooney	For ☐	Against ☐	Abstain ☐

2. To approve the amendment and restatement of the 2016 Omnibus Incentive Plan		For ☐	Against ☐	Abstain ☐	3. To approve the amendment of the Company’s Restated Certificate of Incorporation to eliminate cumulative voting in the elections of directors		For ☐	Against ☐	Abstain ☐

4. To approve the amendment of the Company’s Restated Certificate of Incorporation to adopt a majority voting standard for uncontested director elections		For ☐	Against ☐	Abstain ☐	5. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019		For ☐	Against ☐	Abstain ☐

B. Non-Voting Items

Change of Address – Please print your new address below.				Comments – Please print your comments below.			Meeting Attendance

							Mark the box to the right if you plan to attend the Annual Meeting		☐

C. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

This Proxy must be signed exactly as your name appears hereon.  Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

Date (mm/dd/yyyy) – Please print date below			Signature 1 – Please keep signature within the box			Signature 2 – Please keep signature within the box

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B, AND C

ON BOTH SIDES OF THIS CARD